Filed Pursuant to Rule 424(b)(1)

Registration No. 333-239032

360,000 shares of

8.25% Series B Cumulative Preferred Stock

(Liquidation Preference $25.00 Per Share)

Warrants to Purchase 1,800,000 Shares of Common Stock

FAT Brands Inc.

FAT Brands Inc., which we refer to as “we,” “us” or the “Company”, is offering on a firm commitment basis 360,000 shares of our 8.25% Series B Cumulative Preferred Stock (which we refer to as the “Series B Preferred Stock”) and warrants (which we refer to as the “Warrants”) which are initially exercisable to purchase up to an aggregate of 1,800,000 shares of our common stock, par value $0.0001 per share (which we refer to as the “Common Stock”), including shares of Common Stock that are issuable upon exercise of the Warrants. Each share of Series B Preferred Stock that we sell in this offering will be accompanied by five Warrants to each purchase one share of Common Stock at an exercise price of $5.00 per share of Common Stock. Each share of Series B Preferred Stock and accompanying Warrant is being offered at a price of $25.000, for an aggregate offering amount of $10,000,000. The shares of Series B Preferred Stock and Warrants will be issued separately but can only be purchased together in this offering. Each Warrant will be exercisable beginning on the earlier of one year from the date of issuance or the consummation of a consolidation, merger or other business combination transaction between the Company and its parent, Fog Cutter Capital Group Inc. Each Warrant will thereafter remain exercisable at any time until July 16, 2025 and will expire on the five year anniversary of the date of issuance.

We will pay cumulative dividends on the Series B Preferred Stock from and including the date of original issuance in the amount of $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable monthly in arrears, beginning with the month ended July 31, 2020.

We may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium will initially be set at 10% of the $25.00 liquidation preference per share, and will decrease by 2% per year until it terminates on the five-year anniversary of the initial issuance date (July 16, 2025).

Our Common Stock is traded on NASDAQ under the symbol “FAT.” Currently, there is no public trading market for the Series B Preferred Stock or the Warrants. We have applied to list the Series B Preferred Stock on NASDAQ under the symbol “FATBP.” If the application is approved, we expect trading in the Series B Preferred Stock to begin on NASDAQ within 30 days of the original issue date. We have applied to list the Warrants on NASDAQ under the symbol “FATBW.” On July 13, 2020, the last reported sale price of our Common Stock was $3.14 per share.

Fog Cutter Capital Group, Inc., our majority shareholder, controls approximately 81.4% of the combined voting power of our Common Stock, and we are therefore a “controlled company” as defined under NASDAQ Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under NASDAQ Marketplace Rules.

Investing in the Series B Preferred Stock and Warrants involves risks. See “Risk Factors” beginning on page 12 of this prospectus to read about important factors you should consider before buying the Series B Preferred Stock and Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share and Warrant (1)	Total
Initial public offering price	$25.00	$9,000,000
Underwriting discounts (2)	$2.00	$720,000
Proceeds to FAT Brands Inc. (before expenses) (3)	$23.00	$8,280,000

(1)	Represents the aggregate offering price for one share of Series B Preferred Stock and five Warrants to each purchase one share of Common Stock at $5.00 per share (“Warrant”).
(2)

We refer you to “Underwriting” beginning on page 59 for additional information regarding underwriters’ compensation and reimbursement of the underwriters’ expenses.

We have also agreed to issue to the underwriters a five-year warrant to purchase shares of Series B Preferred Stock and Warrants, in an amount equal to 1% of the total number of securities sold in this offering (including as a result of the over-allotment option). The underwriters’ warrants are exercisable at a price equal to the initial public offering price set forth in the above table.

(3)	We estimate that our total expenses for the offering will be approximately $300,000 in addition to underwriting discounts.

We have granted the underwriters a 45-day option to purchase up to 54,000 additional shares of Series B Preferred Stock and/or additional Warrants to purchase up to 270,000 shares of Common Stock solely to cover over-allotments, if any.

The underwriters expect to deliver the Series B Preferred Stock and Warrants to purchasers on or about July 16, 2020.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus is July 14, 2020

ELEVATION

FATBURGER

ELEVATION BURGER

FAT BRANDS

FRESH. AUTHENTIC. TASTY.

Buffalo's

YALLA mediterranean

HURRICANE GRILL & WINGS

PONDEROSA STEAKHOUSE

BONANZA STEAKHOUSE

FATBURGER
Since 1952
THANK YOU!

HURRICANE
GRILL & WINGS

ELEVATION

FATBURGER
FATBURGER
FATBURGER

FAT
BRANDS
FRESH. AUTHENTIC. TASTY.

We are responsible for the information contained in this prospectus and in any free-writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized any other party to provide you with different information, and neither we nor the underwriters take any responsibility for any other information others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any such free-writing prospectus is accurate as of any date other than the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

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USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus:

●	the following sections of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the SEC on April 28, 2020:

●	Item 2. Properties
●	Item 3. Legal Proceedings
●	Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
●	Item 8. Financial Statements and Supplementary Data
●	Item 11. Executive Compensation
●	Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
●	Item 13. Certain Relationships and Related Transactions, and Director Independence, and
●	Item 14. Principal Accounting Fees and Services
●	Item 15. Exhibits and Financial Statement Schedules

●	Amendment No. 1 to our Annual Report on Form 10-K filed with the SEC on May 15, 2020;
●	our Quarterly Report on Form 10-Q filed with the SEC on May 29, 2020;
●	our Current Reports on Form 8-K filed with the SEC on February 7, 2020, March 12, 2020, March 30, 2020, May 11, 2020 and May 13, 2020, except for any information furnished under Item 2.02 or Item 7.01 therein, which is not deemed to be filed and not incorporated by reference herein; and
●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38250) filed with the SEC on October 19, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: FAT Brands Inc., Attention: Investor Relations, 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, telephone (310) 319-1850.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. These and other risks, uncertainties and contingencies are described elsewhere in this prospectus, including under “Risk Factors,” and in the documents incorporated by reference herein, and include the following factors:

●	uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic;
●	our inability to generate sufficient cash to service our obligations under the Series B Preferred Stock;
●	we may issue additional indebtedness and series of preferred stock with rights that are senior to the Series B Preferred Stock;
●	a liquid and established trading market may not develop for the Series B Preferred Stock
●	our inability to manage our growth;
●	the actions of our franchisees;
●	our inability to maintain good relationships with our franchisees;
●	our inability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;
●	our inability to protect our brands and reputation;
●	our ability to adequately protect our intellectual property;
●	success of our advertising and marketing campaigns;
●	our inability to protect against security breaches of confidential guest information;
●	our business model being susceptible to litigation;
●	competition from other restaurants;
●	shortages or interruptions in the supply or delivery of food products;
●	our vulnerability to increased food commodity costs;
●	our failure to prevent food safety and food-borne illness incidents;
●	changes in consumer tastes and nutritional and dietary trends;
●	our dependence on key executive management;
●	our inability to identify qualified individuals for our workforce;
●	our vulnerability to labor costs;
●	our inability to comply with governmental regulation;
●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;
●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;
●	our realization of any benefit from the Tax Receivable Agreement and our organizational structure; and
●	control of the Company by Fog Cutter Capital Group, Inc.

These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Series B Preferred Stock and Warrants. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus and incorporated by reference herein, before making an investment decision.

In this prospectus, unless the context requires otherwise, references to “FAT Brands,” the “Company,” “we,” “our” or “us” refer collectively to FAT Brands Inc. and, unless otherwise stated, all of its subsidiaries, including FAT Brands Royalty I, LLC and, unless otherwise stated, all of its subsidiaries.

Our Company

FAT Brands Inc., founded in March 2017, is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. As a franchisor, we generally do not own or operate restaurant locations, but rather generate revenue by charging franchisees initial up-front fees as well as ongoing royalties. This asset light franchisor model provides the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.

Our Concepts

As of the date of this prospectus, we were the owner and franchisor of the following restaurant brands:

Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order, customizable, big, juicy, and tasty Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, French fries, onion rings, soft-drinks and milkshakes. With a legacy spanning over 70 years, Fatburger’s dedication to superior quality inspires robust loyalty amongst its customer base and has long appealed to American cultural and social leaders. We have counted many celebrities and athletes as past franchisees and customers, and we believe this prestige has been a principal driver of the brand’s strong growth. Fatburger offers a premier dining experience, demonstrating the same dedication to serving gourmet, homemade, custom-built burgers as it has since 1947. As of March 29, 2020, there were 166 franchised and sub-franchised Fatburger locations across eight states and 15 countries.

Buffalo’s Cafe. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations). As of March 29, 2020, there were 18 franchised Buffalo’s Cafe and 94 co-branded Fatburger / Buffalo’s Express locations globally.

Ponderosa & Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963 (collectively, “Ponderosa”), offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcase of USDA flame-grilled steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics. As of March 29, 2020, there were 74 Ponderosa and 13 Bonanza restaurants operating under franchise and sub-franchise agreements in 16 states and five countries.

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Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express. The Company acquired the Hurricane brand on July 3, 2018 and began consolidating Hurricane’s financial results effective with that date. As of March 29, 2020, there were 48 franchised Hurricane Grill & Wings and 1 franchised Hurricane BTW (Hurricane’s fast-casual burgers, tacos & wings concept), across six states.

Yalla Mediterranean. Founded in 2014, Yalla Mediterranean is a Los Angeles-based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla” which means “let’s go” is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that includes vegetarian, vegan, gluten-free and dairy-free options accommodating customers with a wide variety of dietary needs and preferences. The brand demonstrates its commitment to the environment by using responsibly sourced proteins and utensils, bowls and serving trays made from compostable materials. Each of Yalla’s seven locations across California also feature on-tap selections of craft beers and fine wines. The Company completed the Yalla Mediterranean transaction on December 3, 2018 and began consolidating Yalla Mediterranean’s financial results effective that date. As of March 29, 2020, we have converted two Yalla restaurants into franchised operations. We intend to sell the remaining existing Yalla locations to franchisees and expand the business through additional franchising.

Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and French fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally-friendly operating practices including responsible sourcing of ingredients, robust recycling programs intended to reduce carbon footprint, and store décor constructed of eco-friendly materials. The acquisition of Elevation Burger in June 2019 aligns with our corporate mission of providing fresh, authentic and tasty products to the customers of our franchisees and complements our existing burger brand, Fatburger. The Company acquired the Elevation Burger brand on June 19, 2019 and began consolidating Elevation Burger’s financial results effective with that date. As of March 29, 2020, there were 42 franchised Elevation Burger locations across six states and four countries.

Beyond our current brand portfolio, we intend to acquire other restaurant franchise concepts that will allow us to offer additional food categories and expand our geographic footprint. In evaluating potential acquisitions, we specifically seek concepts with the following characteristics:

●	established, widely recognized brands;
●	steady cash flows;
●	track records of long-term, sustainable operating performance;
●	good relationships with franchisees;
●	sustainable operating performance;
●	geographic diversification; and
●	growth potential, both geographically and through co-branding initiatives across our portfolio.

Leveraging our scalable management platform, we expect to achieve cost synergies post-acquisition by reducing the corporate overhead of the acquired company – most notably in the legal, accounting and finance functions. We also plan to grow the top line revenues of newly acquired brands through support from our management and systems platform, including public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support.

As of March 29, 2020, there were 369 restaurant locations across 19 countries and 28 U.S. States, with 226 of these locations in North America. Our franchisee base consisted of 176 franchisees as of March 29, 2020, 59 of which operate multiple units. These locations generated store level sales in excess of $390 million in 2019 and approximately $85 million in the first quarter of 2020. During the first quarter of 2020, our franchisees opened seven new restaurant locations, and as of March 29, 2020, we had a new restaurant pipeline of over 200 locations across our brands. For the trailing twelve months ended March 29, 2020, the Company recognized revenue of $22.1 million and generated adjusted EBITDA of $6.4 million.

The FAT Brands Difference – Fresh. Authentic. Tasty.

Our name represents the values that we embrace as a company and the food that we provide to customers – Fresh. Authentic. Tasty (which we refer to as “FAT”). The success of our franchisor model is tied to consistent delivery by our restaurant operators of freshly prepared, made-to-order food that our customers desire. With the input of our customers and franchisees, we continually strive to keep a fresh perspective on our brands by enhancing our existing menu offerings and introducing appealing new menu items. When enhancing our offerings, we ensure that any changes are consistent with the core identity and attributes of our brands, although we do not intend to adapt our brands to be all things to all people. In conjunction with our restaurant operators (which means the individuals who manage and/or own our franchised restaurants), we are committed to delivering authentic, consistent brand experiences that have strong brand identity with customers. Ultimately, we understand that we are only as good as the last meal served, and we are dedicated to having our franchisees consistently deliver tasty, high-quality food and positive guest experiences in their restaurants.

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In pursuing acquisitions and entering new restaurant brands, we are committed to instilling our FAT Brands values into new restaurant concepts. As our restaurant portfolio continues to grow, we believe that both our franchisees and diners will recognize and value this ongoing commitment as they enjoy a wider concept offering.

Competitive Strengths

We believe that our competitive strengths include:

●	Management Platform Built for Growth. We have developed a robust and comprehensive management and systems platform designed to support the expansion of our existing brands while enabling the accretive and efficient acquisition and integration of additional restaurant concepts. We dedicate our considerable resources and industry knowledge to promote the success of our franchisees, offering them multiple support services such as public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support. Furthermore, our platform is scalable and adaptable, allowing us to incorporate new concepts into the FAT Brands family with minimal incremental corporate costs. We intend to grow our existing brands as well as make strategic and opportunistic acquisitions that complement our existing portfolio of concepts providing an entrance into targeted restaurant segments. We believe that our platform is a key differentiator in pursuing this strategy. For example, prior to our acquisition of the Hurricane brand, same-store sales had declined by 4.7%. For the fiscal year 2019, under our management, same store sales grew by 6.4% and 8.3% for the fourth quarter of 2019.

●	Asset Light Business Model Driving High Free Cash Flow Conversion. We maintain an asset light business model requiring minimal capital expenditures by franchising our restaurant concepts to our owner / operators. The multi-brand franchisor model also enables us to efficiently scale the number of restaurant locations with very limited incremental corporate overhead and minimal exposure to store-level risk, such as long-term real estate commitments and increases in employee wage costs. Our multi-brand approach also gives us the organizational depth to provide a host of services to our franchisees, which we believe enhances their financial and operational performance. As a result, new store growth and accelerating financial performance of the FAT Brands network drive increases in our franchise fee and royalty revenue streams while expanding profit and free cash flow margins.

●	Strong Brands Aligned with FAT Brands Vision. We have an enviable track record of delivering Fresh, Authentic, and Tasty meals across our franchise system. Our Fatburger and Buffalo’s concepts have built distinctive brand identities within their respective segments, providing made-to-order, high-quality food at competitive prices. The Ponderosa and Bonanza brands deliver an authentic American steakhouse experience with which customers identify. Hurricane Grill & Wings offer customers fresh, jumbo chicken wings with an assortment of sauces and rubs in a casual dining atmosphere. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting. Our newest acquisition, Elevation Burger, was the first organic burger chain, serving premium grass-fed beef patties and heart-healthy olive oil fries in a family and eco-friendly environment. Maintaining alignment with the FAT Brands vision across an expanding platform, we believe that our concepts will appeal to a broad base of domestic and global consumers.

●	Experienced and Diverse Global Franchisee Network. We have a new restaurant pipeline of over 200 locations across our brands. The acquisition of additional restaurant franchisors will also increase the number of restaurants operated by our existing franchisee network. Additionally, our franchise development team has built an attractive pipeline of new potential franchisees, with many experienced restaurant operators and new entrepreneurs eager to join the FAT Brands family.

●	Ability to Cross-Sell Existing Franchisees Concepts from the FAT Brands Portfolio. Our ability to easily, and efficiently, cross-sell our existing franchisees new brands from our FAT Brands portfolio affords us the ability to grow more quickly and satisfy our existing franchisees’ demands to expand their organizations. By having the ability to offer our franchisees a variety of concepts (i.e., a fast-casual better-burger concept, a fast-casual chicken wing concept, a casual dining concept, a healthful Mediterranean menu concept and steakhouse concepts) from the FAT Brands portfolio, our existing franchisees are able to acquire the rights to, and develop, their respective markets with a well-rounded portfolio of FAT Brands concept offerings affording them the ability to strategically satisfy their respective market demands by developing our various concepts where opportunities are available. For example, franchisees have opened seven co-branded Fatburger and Buffalo’s in 2020, and a franchisee is planning to open a co-branded Elevation and Hurricane location in the third quarter of 2020.

●	Seasoned and Passionate Management Team. Our management team and employees are critical to our success. Our senior leadership team has more than 200 years of combined experience in the restaurant industry, and many have been a part of our team since the acquisition of the Fatburger brand in 2003. We believe that our management team has the track record and vision to leverage the FAT Brands platform to achieve significant future growth. In addition, through their holdings in FCCG, our senior executives own a significant equity interest in the company, ensuring long-term commitment and alignment with our public shareholders. Our management team is complemented by an accomplished Board of Directors.

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Growth Strategy

The principal elements of our growth strategy include:

●	Opportunistically Acquire New Brands. Our management platform was developed to cost-effectively and seamlessly scale with new restaurant concept acquisitions. Our acquisitions of the Hurricane Grill & Wings, Yalla Mediterranean and Elevation Burger brands are a continuation of this growth strategy. We have identified food categories that appeal to a broad international base of customers, targeting the burgers, chicken, pizza, steak, coffee, sandwich and dessert segments for future growth. We have developed a strong and actionable pipeline of potential acquisition opportunities to achieve our objectives. We seek concepts with established, widely recognized brands, steady cash flows, track records of long-term, good relationships with franchisees, sustainable operating performance, geographic diversification and growth potential, both geographically and through co-branding initiatives across our portfolio. We approach acquisitions from a value perspective, targeting modest multiples of franchise-level cash flow valuations to ensure that acquisitions are immediately accretive to our earnings prior to anticipated synergies.

●	Optimize Capital Structure to Enable Profitable Growth through Acquisitions. While we believe our existing business can be funded through cash generated from current operations, we intend to finance future acquisitions of restaurant brands through the issuance of debt and equity financing placed with investors and issued directly to sellers of restaurant brands. We continue to pursue various financing alternatives, with the goal of reducing and optimizing our all-in cost of capital and providing us with the means to pursue larger and more profitable acquisitions.

●	Accelerate Same-Store Sales Growth. While the impact of COVID-19 has recently reduced consumer traffic at our restaurants, we continue to pursue a strategy of increasing same-store sales. Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. To optimize restaurant performance, we have embraced a multi-faceted same-store sales growth strategy. We utilize customer feedback and closely analyze sales data to introduce, test and perfect existing and new menu items. In addition, we regularly utilize public relations and experiential marketing, which we leverage via social media and targeted digital advertising to expand the reach of our brands and to drive traffic to our stores. Furthermore, we have embraced emerging technology to develop our own brand-specific mobile applications, allowing guests to find restaurants, order online, earn rewards and join our e-marketing providers. We have also partnered with third-party delivery service providers, including UberEATS, Grub Hub, Amazon Restaurants and Postmates, which provide online and app-based delivery services and constitute a new sales channel for our existing locations. Finally, many of our franchisees have been pursuing a robust capital expenditure program to remodel legacy restaurants and to opportunistically co-brand them with our Buffalo’s Express and / or Fat Bar concepts (serving beer, wine, spirits and cocktails).

●	Drive Store Growth through Co-Branding, Virtual Restaurants, and Cloud Kitchens. We franchise co-branded Fatburger / Buffalo’s Express locations, giving franchisees the flexibility of offering multiple concepts, while sharing kitchen space, resulting in a higher average check (compared to stand-alone Fatburger locations). Franchisees benefit by serving a broader customer base, and we estimate that co-branding results in a 20%-30% increase in average unit volume compared to stand-alone locations with minimal incremental cost to franchisees. Our acquisition strategy reinforces the importance of co-branding, as we expect to offer each of the complementary brands that we acquire to our existing franchisees on a co-branded basis.

In addition to driving growth through co-branding opportunities, we are leveraging the current industry trend of virtual restaurants, whereby one (or more) of our brands serves its food out of the kitchen of another brand for online delivery only, and cloud kitchens, whereby restaurants open without a customer-facing store-front solely for the purpose of servicing delivery or virtual kitchens. Virtual restaurants and cloud kitchens allow us to introduce our brands in geographic areas where previously unknown such as introducing selected menu items from Hurricane Grill & Wings to the Southern California market through the preparation in and delivery from Fatburger franchised restaurants via a program with UberEats. As March 29, 2020, the Company had 27 of these virtual Hurricane kitchens.

●	Extend Brands into New Segments. We have a strong track record of extending our brands into new segments, and we believe that we have a significant opportunity to capture new markets by strategically adapting our concepts while reinforcing the brand identity. In addition to dramatically expanding the traditional Buffalo’s Cafe customer base through Fatburger / Buffalo’s Express co-branding, we have also begun evaluating opportunities to leverage the Buffalo’s brand by promoting Buffalo’s Express on a stand-alone basis. Furthermore, we have also begun the roll-out of Fat Bars (serving beer, wine, spirits and cocktails), which we are opportunistically introducing to select existing Fatburger locations on a modular basis. Similarly, we plan to create smaller-scale, fast casual Ponderosa and Bonanza concepts, to drive new store growth, particularly internationally.

●	Continue Expanding FAT Brands Internationally. We have a significant global presence, with international franchised stores in Qatar, Canada, United Kingdom, Philippines, Malaysia, Tunisia, Singapore, Panama, Saudi Arabia, Pakistan, Kuwait, United Arab Emirates, Iraq, China, Indonesia, Japan, Egypt, Taiwan, Bahrain, India, and Puerto Rico. We believe that the appeal of our Fresh, Authentic, and Tasty concepts is global, and we are targeting further penetration of Middle Eastern and Asian markets, particularly through leveraging the Fatburger and Elevation brands.

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●	Enhance Footprint in Existing Markets through Current Franchisee Networks. We had 176 franchisees who collectively operated more than 364 restaurants as of March 29, 2020. While the impact of COVID-19 has temporarily reduced or delayed new store commitments and openings, our existing and new franchisees have made substantial commitments for new stores and locations across our brands. Beyond these existing commitments, we have found that many of our franchisees have grown their businesses over time, increasing the number of stores operated in their organizations and expanding their concept offerings across the FAT Brands portfolio of concepts.

●	Attract New Franchisees in Existing and Unpenetrated Markets. In addition to the large pipeline of new store commitments from current franchisees, we believe the existing markets for Fatburger, Buffalo’s Cafe, Buffalo’s Express, Ponderosa, Bonanza, Hurricane, Yalla and Elevation Burger locations are far from saturated and can support a significant increase in units. Furthermore, new franchisee relationships represent the optimal way for our brands to penetrate geographic markets where we do not currently operate. In many cases, prospective franchisees have experience in and knowledge of markets where we are not currently active, facilitating a smoother brand introduction than we or our existing franchisees could achieve independently. We generate franchisee leads through various channels, including franchisee referrals, traditional and non-traditional franchise brokers and broker networks, franchise development advertising, and franchise trade shows and conventions.

Recent Developments Concerning COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and other countries. As a result, our franchisees have temporarily closed some retail locations, reduced or modified store operating hours, adopted a “to-go” only operating model or implemented a combination of these actions pursuant to local, state and federal mandates and guidelines. These actions have reduced consumer traffic at our restaurants, resulting in a negative impact to Company revenues.

At the beginning of the COVID-19 pandemic, in order to support the transition to the “to-go” only model and minimize business interruption for its franchisees, the Company began coaching its franchises in the areas of enhanced safety, social distancing and cleaning procedures, the utilization of the CARES Act for payroll loans and other small business loans, and the negotiation of deferred rent from landlords. The Company assisted its franchisees in the procurement of personal protective equipment (“PPE”) for their staff in order to safeguard the employees in the restaurants and customers utilizing the “take-out” model. The Company also secured extended credit terms of 180-days from suppliers such as Sysco and U.S. Foods on behalf of its franchise partners.

As the COVID-19 restrictions have loosened over the past few weeks and restaurants and other businesses have been allowed to reopen pursuant to local and state mandates, our franchisees have begun the process of reopening their restaurants, augmenting the “to-go” only model with modified in-store dining, subject to certain indoor capacity or other restrictions. As our franchisees have re-opened their stores, in addition to our ongoing support in the areas of safety and supply chain assistance, we have been providing additional guidance to our franchisees by assisting with modifications to indoor seating plan layouts to allow for social distancing, as well as the utilization of non-traditional dining areas, such as outdoor spaces, and the reconfiguration of the buffet concept in our Ponderosa and Bonanza brands to either table service or cafeteria-style buffets.

For the quarter ended March 29, 2020, the Company’s same-store sales declined by 10.4% compared to the prior year quarter. Similarly, as of March 29, 2020, the Company’s systemwide sales declined by 10.6% compared to the prior year quarter. In recent weeks, as the local and state restrictions have loosened and restaurants reopened in selected jurisdictions, restaurant performance has improved. The following graph outlines the most recent weekly same store sales across the system:

We expect that there will be frequent changes and variation in local and state regulation of in-house dining and capacity restrictions, which vary by jurisdiction and locality. For example, some jurisdictions have mandated that restaurants limit capacity to 40% of pre-COVID-19 levels, while others have allowed capacity up to 75% of pre-COVID-19 levels.

Of the 369 restaurant locations as of March 29, 2020, the following table lists the number of restaurants that were closed to both “in-house” and “to-go” dining, and those restaurants that have permanently closed as a result of the COVID-19 pandemic as of the dates indicated:

	As of
	April 27, 2020	June 5, 2020	June 23, 2020	July 5, 2020
Temporary full-closure, without “to-go” service	150	70	59	54
Permanent closures	3	8	8	12

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in the section entitled “Risk Factors,” including the following risks, before investing in our Series B Preferred Stock and Warrants:

●	The novel coronavirus (COVID-19) outbreak has disrupted and is expected to continue to disrupt our business, which could continue to materially affect our operations, financial condition and results of operations for an extended period of time.
●	We may not generate sufficient cash to service our obligations under the Series B Preferred Stock.

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●	We may issue additional indebtedness and series of preferred stock with rights that are senior to the Series B Preferred Stock.
●	A liquid and established trading market may not develop for the Series B Preferred Stock.
●	Our operating results and growth strategies are closely tied to the success and cooperation of our franchisees, and we have experienced volatility in unit economics of our franchisees in recent years.
●	Our franchisees could take actions that could harm our business, and may not accurately report sales which drives our royalties.
●	We may not open new domestic and international franchisee-owned restaurants on a timely basis.
●	We may not successfully identify, recruit and contract with a sufficient number of qualified franchisees.
●	We may not achieve our target development goals, aggressive development could cannibalize existing sales and new restaurants and acquisitions of new brands may not be successful or profitable.
●	Food safety and foodborne illness concerns may have an adverse effect on our business.
●	Our business may be adversely impacted by changes in consumer discretionary spending and general economic conditions in our franchisee markets.
●	Our international operations subject us to operating and geographic risks and foreign currency risks that could negatively affect our business and financial results.
●	We depend on key executive management.
●	We expect that FCCG will remain a significant stockholder, whose interests may differ from those of our public stockholders.
●	FCCG’s ability to repay the funds we advanced under the Intercompany Revolving Credit Agreement between us and FCCG.
●	Given our market capitalization, there is limited trading liquidity in our Common Stock.
●	We are a “controlled company” within the meaning of the NASDAQ listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.
●	We may issue additional shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock and the Series B Preferred Stock.
●	Our ability to pay dividends to our stockholders is subject to the discretion of our Board of Directors and may be limited by our holding company structure and applicable provisions of Delaware law.

Our Corporate Information

FAT Brands Inc., the issuer of the Series B Preferred Stock and Warrants in this offering, was incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include the following:

●	we are required to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;
●	we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);
●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (which we refer to as the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes;” and
●	we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period (as such amounts may be adjusted from time-to-time). We may choose to take advantage of some but not all of these reduced burdens. We have elected to adopt the reduced disclosure with respect to financial statements and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure. As a result of this election, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity.

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The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Controlled Company

As long as Fog Cutter Capital Group, Inc., or FCCG, controls at least 50% of the voting power of our Company, we will be a “controlled company” as defined under NASDAQ Marketplace Rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. For so long as we are a controlled company under that definition, we are permitted however to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. (See “Risk Factors – Risks Related to Our Company and Organizational Structure – As a “controlled company” under the rules of the NASDAQ, we may choose to exempt our company from certain corporate governance requirements and that exemption could have an adverse effect on our public shareholders.”)

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THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock and Warrants, see “Description of the Securities We Are Offering–Series B Cumulative Preferred Stock” and “Description of the Securities We Are Offering–Warrants” in this prospectus.

Issuer	FAT Brands Inc.

Securities Offered	We are offering 360,000 shares of 8.25% Series B Cumulative Preferred Stock, and Warrants initially exercisable to purchase an aggregate of 1,800,000 shares of Common Stock at an exercise price of $5.00 per share. Each share of Series B Preferred Stock that we sell in this offering will be accompanied by five Warrants to each purchase one share of Common Stock at an exercise price of $5.00 per share of Common Stock.

Price	Each share of Series B Preferred Stock is being offered at a price of $24.95 and each of the accompanying five Warrants is being offered at a price of $0.01, for an aggregate price of $25.00.

Warrants	We are offering Warrants to purchase an aggregate of 1,800,000 shares of Common Stock at an exercise price of $5.00 per share, subject to adjustment. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. The Warrants will be exercisable beginning on the earlier of (i) one (1) year from the date of issuance or (ii) the consummation of a consolidation, merger or other similar business combination transaction between the Company and its parent, Fog Cutter Capital Group Inc. The Warrants will thereafter remain exercisable at any time until July 16, 2025.

Liquidation preference of Series B Preferred Stock	If we liquidate, dissolve or wind up, or undergo a “change of control,” holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of our Series A Fixed Rate Cumulative Preferred Stock and any other class or series of our capital stock ranking in parity with the Series B Preferred Stock as to liquidation.

Dividends on Series B Preferred Stock	Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per share of Series B Preferred Stock equal to $2.0625 per share each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable monthly in arrears, beginning with the month ending July 31, 2020. To the extent declared by our Board of Directors, dividends will be payable not later than twenty (20) days after the end of each calendar month. Dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

If the Company fails to make a cash dividend payment with respect to twelve (12) or more consecutive or non-consecutive monthly dividends, the dividend rate on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share. In addition, if the Company fails to make a cash dividend payment with respect to eighteen (18) or more consecutive or non-consecutive monthly dividends, the holders of the Series B Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until all dividends that are owed have been paid.

Call Feature of Series B Preferred Stock	We may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium will initially be set at 10% of the $25.00 liquidation preference per share, and will decrease by two percentage points per year until it terminates on the five-year anniversary of the initial issuance date (July 16, 2025).

Information rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series B Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series B Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock. We will mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

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Form	The Series B Preferred Stock and Warrants will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances where certificated shares may be issued.

Ranking	The Series B Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Common Stock, our Series A-1 Preferred Stock, and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;
●	on a parity (pari passu) with our Series A Preferred Stock, and any other equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities.

Voting rights	The Series B Preferred Stock will not vote with the Common Stock, but will have voting rights as required by law and majority consent rights to approve (i) any merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock, unless the Series B Preferred Stock is converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series B Preferred Stock; (ii) any amendment of our Amended and Restated Certificate of Incorporation or the Amended and Restated Certificate of Designation establishing the Series B Preferred Stock to materially and adversely affect the rights of the Series B Preferred Stock; or (iii) declaring or paying any junior dividends or repurchasing any junior securities when all dividends on the Series B Preferred Stock have not been paid in full in cash.

Listing	We have applied to list the Series B Preferred Stock on NASDAQ under the symbol “FATBP” and the Warrants on NASDAQ under the symbol “FATBW.” If these applications are approved, we expect trading in the Series B Preferred Stock and the Warrants to begin on NASDAQ within 30 days of the original issue date, but cannot provide any assurance that a liquid or established trading market for the Series B Preferred Stock or the Warrants will develop.

Use of proceeds	We intend to use the net proceeds that we receive from this offering as follows: $2,410,921 to redeem a portion of our outstanding shares of Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”) and accrued dividends on 85,000 shares of Series A Preferred Stock pursuant to Stock Redemption Agreements executed with the holders of such shares; $300,000 to pay a portion of accrued dividends on our Series A-1 Fixed Rate Cumulative Preferred Stock; and the remainder for general corporate purposes and possible future acquisitions and growth opportunities. See “Use of Proceeds.”

Settlement date	We expect that the shares of Series B Preferred Stock and Warrants to be issued in this offering will initially be ready for delivery to purchasers on or about July 16, 2020.

Risk factors	Investing in our Series B Preferred Stock and Warrants involves a number of risks. See “Risk Factors” beginning on page 12 of this prospectus and in our Annual Report on Form 10-K for the year ended December 29, 2019 for information about important risks you should consider before making an investment decision regarding the Series B Preferred Stock.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B preferred stock and Warrants will be VStock Transfer, LLC.

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ORGANIZATIONAL STRUCTURE

On March 6, 2020, the Company completed a whole business securitization transaction involving the contribution of its franchisor subsidiaries to a limited-purpose, bankruptcy remote, wholly-owned direct subsidiary of the Company, FAT Brands Royalty I, LLC, a Delaware limited liability company (which we refer to as the “Issuer”), and the issuance by the Issuer in a private offering of $40.0 million in notes rated by DBRS Morningstar. These notes have a blended average cash interest rate of 7.75% and reduced the Company’s weighted average cash cost of debt to 8.49%. As part of the transaction, the Company contributed 100% of its equity interests in its franchisor subsidiaries to the Issuer, and the Company remains the manager of the franchisors on behalf of the Issuer.

The following diagram shows our organizational structure at the date of this prospectus:

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables summarize the consolidated historical financial data for FAT Brands Inc. The summary statements of operations data for each of the thirteen weeks ended March 29, 2020 and March 31, 2019 are derived from the unaudited financial statements of FAT Brands Inc. filed on the Company’s Form 10-Q with the SEC on May 29, 2020. The summary statement of operations data for each of the years in the two-year period ended December 29, 2019 and December 30, 2018 are derived from the audited financial statements of FAT Brands Inc. filed on the Company’s Form 10-K with the SEC on April 28, 2020.

The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future periods and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus and the financial statements and accompanying notes incorporated by reference herein.

In thousands, except net income (loss) per share data

	13 weeks ended		Fiscal Year ended
	March 29, 2020	March 31, 2019	December 29, 2019	December 30, 2018
Statements of operations data:

Revenues
Royalties	$3,309	$3,463	$14,895	$12,097
Franchise fees	175	313	3,433	2,136
Store opening fees	-	105	-	352
Advertising fees	931	976	4,111	3,182
Other revenue	8	16	66	67
Total revenues	4,423	4,873	22,505	17,834

Costs and expenses
General and administrative	3,531	2,714	11,472	10,349
Advertising expenses	931	976	4,111	3,182
Refranchising loss (gain)	539	518	219	67
Costs and expenses	5,001	4,208	15,802	13,598

(Loss) income from operations	(578)	665	6,703	4,236

Other expense, net	(2,090)	(2,093)	(7,211)	(6,309)

Loss before income tax expense	(2,668)	(1,428)	(508)	(2,073)

Income tax expense (benefit)	(298)	(718)	510	(275)

Net loss	$(2,370)	$(710)	$(1,018)	$(1,798)

EBITDA (1)	$(362)	$820	$6,807	$3,055

Adjusted EBITDA (2)	$283	$1,521	$7,663	$4,969

Basic and diluted loss per common share	$(0.20)	$(0.06)	$(0.09)	$(0.16)
Basic and diluted weighted average shares outstanding	11,868,842	11,636,433	11,823,455	10,970,814

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

(2)	Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income to EBITDA is set forth below:

	13 weeks ended		Fiscal Year ended
	March 29, 2020	March 31, 2019	December 29, 2019	December 30, 2018
Net income (loss)	$(2,370)	$(710)	$(1,018)	$(1,798)
Depreciation and amortization expense	232	131	785	358
Interest expense, net	2,074	2,117	6,530	4,770
Income tax expense (benefit)	(298)	(718)	510	(275)
EBITDA	$(362)	$820	$6,807	$3,055
Stock based compensation expenses	15	81	262	439
Non-cash lease expenses	41	25	174	-
Acquisition costs	50	77	201	1,408
Refranchising loss (gain)	539	518	219	67
Adjusted EBITDA	$283	$1,521	$7,663	$4,969

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RISK FACTORS

Except for the historical information contained herein or incorporated by reference, this report and the information incorporated by reference contain forward-looking statements that involve risks and uncertainties. These statements include projections about our accounting and finances, plans and objectives for the future, future operating and economic performance and other statements regarding future performance. These statements are not guarantees of future performance or events. Our actual results could differ materially from those discussed in this report. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in the following section, as well as those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere throughout this prospectus and in any documents incorporated in this report by reference.

You should consider carefully the following risk factors and in the other information included or incorporated in this report. If any of the following risks, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock could decline, and stockholders may lose all or part of their investment.

Risks Related to the Series B Preferred Stock and Warrants, and this offering

We may not be able to generate sufficient cash to service our obligations, including our obligations under the Series B Preferred Stock.

Our ability to make dividend payments on our outstanding shares of preferred stock, including the Series B Preferred Stock, and outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the liquidation preference, premium, if any, and dividends on our preferred stock, including the Series B Preferred Stock, as well as principal and interest on our outstanding indebtedness.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series B Preferred Stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series B Preferred Stock. The terms of the Series B Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series B Preferred Stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series B Preferred Stock. Our subsidiaries may also incur indebtedness that is structurally senior to the Series B Preferred Stock, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series B Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series B Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series B Preferred Stock.

Our ability to meet our obligations under the Series B Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series B Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

There is no established trading market for the Series B Preferred Stock or Warrants which may, among several other factors, negatively affect the liquidity or market value of the shares.

There is currently no established trading market for the Series B Preferred Stock or the Warrants. We have applied to list the Series B Preferred Stock and Warrants on NASDAQ. If the applications are approved, we expect trading in the Series B Preferred Stock and Warrants to begin on NASDAQ within 30 days of the original issue date. If the Series B Preferred Stock or Warrants are listed for trading on NASDAQ, we cannot provide any assurances about the development or sustainability of an active trading market, the liquidity of any trading market that may develop, the ability of holders to sell their Series B Preferred Stock or Warrants in a timely manner or at all, or the price at which the holders might be able to sell their Series B Preferred Stock or Warrants.

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If a trading market does develop for the Series B Preferred Stock or Warrants, the future trading prices will depend on many factors, including:

●	prevailing dividend rates being paid by other companies similar to us;
●	the market for preferred shares similar to the Series B Preferred Stock;
●	the trading price of our Common Stock;
●	the total amount owed by us under our outstanding indebtedness and preferred stock, which could be affected by our future incurrence of additional debt or issuances of preferred stock;
●	our financial condition, results of operations and prospects;
●	general economic conditions in our markets; and
●	the overall condition of the financial markets, many of which have experienced substantial turbulence from time to time over the last several years.

Holders of the Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants, you will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Our Business and Growth Strategy

The novel coronavirus (COVID-19) outbreak has disrupted and is expected to continue to disrupt our business, which could continue to materially affect our operations, financial condition and results of operations for an extended period of time.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and other countries. As a result, Company franchisees have temporarily closed some retail locations, reduced or modified store operating hours, adopted a “to-go” only operating model, or implemented a combination of these actions. Our franchisees have temporarily shifted to a “to-go” only operating model at the majority of our Fatburger, Hurricane Grill & Wings, Buffalo’s Café, and Elevation Burger restaurants, suspending sit-down dining and serving our guests through take-out, drive-thru and delivery. In addition, most of our Ponderosa, Bonanza, and Yalla stores have implemented temporary closures or modified hours.

These actions have reduced consumer traffic at our franchisees’ restaurants, resulting in a negative impact to Company revenues. In addition, the COVID-19 pandemic may make it more difficult for our franchisees to staff restaurants and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or cause full and partial closures of our affected restaurants for a prolonged period of time. COVID-19 and the economic downturn caused by the pandemic may also materially adversely affect our ability to implement our growth plans, including closures of existing stores if our franchisees cannot continue operating profitably, delays in opening new stores, and delays or inability to finance acquisitions of additional brands and restaurant concepts.

Furthermore, the fear of contracting viruses could cause our franchisees’ employees or guests to avoid gathering in public places for an extended period of time, which has had, and could continue to have, longer-term adverse effects on our restaurant guest traffic and the ability to adequately staff restaurants. We could also be adversely affected if government authorities impose longer-term restrictions on public gatherings such as reductions in restaurant capacity, operations of restaurants or mandatory closures. Even if such measures are not implemented and the COVID-19 virus does not spread significantly, the perceived risk of infection or health risk may adversely affect our business, liquidity, financial condition and results of operations. In addition, a recurrence or “second wave” of COVID-19 cases could cause another widespread or more severe suspension of operations.

While the disruption to our business from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption, and also the longer-term effects on our business and economic growth and consumer demand in the U.S. and worldwide. The effects of COVID-19 may continue to materially adversely affect our business, results of operations and liquidity, and may adversely affect our ability to service our existing debt, particularly if these effects continue in place for a significant amount of time.

Health concerns arising from outbreaks of diseases, other than COVID-19, may have an adverse effect on our business.

In addition to the risks to our business of COVID-19 discussed above, our business could be materially and adversely affected by the outbreak of other widespread health epidemics or pandemics. The occurrence of such an outbreak of an epidemic illness, other than COVID-19, or other adverse public health developments could materially disrupt our business and operations. Such events could also significantly impact our industry and cause a temporary closure of restaurants, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

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Furthermore, viruses other than COVID-19 may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which could adversely affect restaurant guest traffic or the ability to adequately staff franchised restaurants. We could also be adversely affected if jurisdictions in which our franchisees’ restaurants operate impose mandatory closures, seek voluntary closures or impose restrictions on operations of restaurants. Even if such measures are not implemented and a virus or other disease, other than COVID-19, does not spread significantly, the perceived risk of infection or health risk may affect our business.

Our operating and financial results and growth strategies are closely tied to the success of our franchisees.

Our restaurants are operated by our franchisees, which makes us dependent on the financial success and cooperation of our franchisees. We have limited control over how our franchisees’ businesses are run, and the inability of franchisees to operate successfully could adversely affect our operating and financial results through decreased royalty payments. If our franchisees incur too much debt, if their operating expenses or commodity prices increase or if economic or sales trends deteriorate such that they are unable to operate profitably or repay existing debt, it could result in their financial distress, including insolvency or bankruptcy. If a significant franchisee or a significant number of our franchisees become financially distressed, our operating and financial results could be impacted through reduced or delayed royalty payments. Our success also depends on the willingness and ability of our franchisees to implement major initiatives, which may include financial investment. Our franchisees may be unable to successfully implement strategies that we believe are necessary for their further growth, which in turn may harm the growth prospects and financial condition of the company. Additionally, the failure of our franchisees to focus on the fundamentals of restaurant operations, such as quality service and cleanliness (even if such failures do not rise to the level of breaching the related franchise documents), could have a negative impact on our business.

Our franchisees could take actions that could harm our business and may not accurately report sales.

Our franchisees are contractually obligated to operate their restaurants in accordance with the operations, safety, and health standards set forth in our agreements with them and applicable laws. However, although we will attempt to properly train and support all our franchisees, they are independent third parties whom we do not control. The franchisees own, operate, and oversee the daily operations of their restaurants, and their employees are not our employees. Accordingly, their actions are outside of our control. Although we have developed criteria to evaluate and screen prospective franchisees, we cannot be certain that our franchisees will have the business acumen or financial resources necessary to operate successful franchises at their approved locations, and state franchise laws may limit our ability to terminate or not renew these franchise agreements. Moreover, despite our training, support and monitoring, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and adequately train qualified managers and other restaurant personnel. The failure of our franchisees to operate their franchises in accordance with our standards or applicable law, actions taken by their employees or a negative publicity event at one of our franchised restaurants or involving one of our franchisees could have a material adverse effect on our reputation, our brands, our ability to attract prospective franchisees, our company-owned restaurants, and our business, financial condition or results of operations.

Franchisees typically use a point of sale, or POS, cash register system to record all sales transactions at the restaurant. We require franchisees to use a specific brand or model of hardware or software components for their restaurant system. Currently, franchisees report sales manually and electronically, but we do not have the ability to verify all sales data electronically by accessing their POS cash register systems. We have the right under our franchise agreement to audit franchisees to verify sales information provided to us, and we have the ability to indirectly verify sales based on purchasing information. However, franchisees may underreport sales, which would reduce royalty income otherwise payable to us and adversely affect our operating and financial results.

If we fail to identify, recruit and contract with a sufficient number of qualified franchisees, our ability to open new franchised restaurants and increase our revenues could be materially adversely affected.

The opening of additional franchised restaurants depends, in part, upon the availability of prospective franchisees who meet our criteria. Most of our franchisees open and operate multiple restaurants, and our growth strategy requires us to identify, recruit and contract with a significant number of new franchisees each year. We may not be able to identify, recruit or contract with suitable franchisees in our target markets on a timely basis or at all. In addition, our franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us, or they may elect to cease restaurant development for other reasons. If we are unable to recruit suitable franchisees or if franchisees are unable or unwilling to open new restaurants as planned, our growth may be slower than anticipated, which could materially adversely affect our ability to increase our revenues and materially adversely affect our business, financial condition and results of operations.

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If we fail to open new domestic and international franchisee-owned restaurants on a timely basis, our ability to increase our revenues could be materially adversely affected.

A significant component of our growth strategy includes the opening of new domestic and international franchised restaurants. Our franchisees face many challenges associated with opening new restaurants, including:

●	identification and availability of suitable restaurant locations with the appropriate size; visibility; traffic patterns; local residential neighborhood, retail and business attractions; and infrastructure that will drive high levels of customer traffic and sales per restaurant;
●	competition with other restaurants and retail concepts for potential restaurant sites and anticipated commercial, residential and infrastructure development near new or potential restaurants;
●	ability to negotiate acceptable lease arrangements;
●	availability of financing and ability to negotiate acceptable financing terms;
●	recruiting, hiring and training of qualified personnel;
●	construction and development cost management;
●	completing their construction activities on a timely basis;
●	obtaining all necessary governmental licenses, permits and approvals and complying with local, state and federal laws and regulations to open, construct or remodel and operate our franchised restaurants;
●	unforeseen engineering or environmental problems with the leased premises;
●	avoiding the impact of adverse weather during the construction period; and
●	other unanticipated increases in costs, delays or cost overruns.

As a result of these challenges, our franchisees may not be able to open new restaurants as quickly as planned or at all. Our franchisees have experienced, and expect to continue to experience, delays in restaurant openings from time to time and have abandoned plans to open restaurants in various markets on occasion. Any delays or failures to open new restaurants by our franchisees could materially and adversely affect our growth strategy and our results of operations.

Our growth strategy includes pursuing opportunistic acquisitions of additional brands, and we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire.

As part of our growth strategy, we intend to opportunistically acquire new brands and restaurant concepts. Although we believe that opportunities for future acquisitions may be available from time to time, competition for acquisition candidates may exist or increase in the future. Consequently, there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire, manage or successfully integrate additional brands or restaurant concepts without substantial costs, delays or operational or financial problems.

The difficulties of integration include coordinating and consolidating geographically separated systems and facilities, integrating the management and personnel of the acquired brands, maintaining employee morale and retaining key employees, implementing our management information systems and financial accounting and reporting systems, establishing and maintaining effective internal control over financial reporting, and implementing operational procedures and disciplines to control costs and increase profitability.

In the event we are able to acquire additional brands or restaurant concepts, the integration and operation of such acquisitions may place significant demands on our management, which could adversely affect our ability to manage our existing restaurants. In addition, we may be required to obtain additional financing to fund future acquisitions, but there can be no assurance that we will be able to obtain additional financing on acceptable terms or at all.

We may not achieve our target development goals and the addition of new franchised restaurants may not be profitable.

Our growth strategy depends in part on our ability to add franchisees and our franchisees’ ability to increase our net restaurant count in domestic and international markets. The successful development and retention of new restaurants depends in large part on our ability to attract franchisee investment commitments and the ability of our franchisees to open new restaurants and operate these restaurants profitably. We cannot guarantee that we or our current or future franchisees will be able to achieve our expansion goals or that new restaurants will be operated profitably. Further, there is no assurance that any new restaurant will produce operating results similar to those of our franchisees’ existing restaurants.

Expansion into target markets could also be affected by our franchisees’ ability to obtain financing to construct and open new restaurants. If it becomes more difficult or more expensive for our franchisees to obtain financing to develop new restaurants, the expected growth rate of our system could slow, and our future revenues and operating cash flows could be adversely impacted.

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Opening new franchise restaurants in existing markets and aggressive development could cannibalize existing sales and may negatively affect sales at existing franchised restaurants.

We intend to continue opening new franchised restaurants in our existing markets as a core part of our growth strategy. Expansion in existing markets may be affected by local economic and market conditions. Further, the customer target area of our franchisees’ restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which our franchisees’ restaurants already exist could adversely affect the sales of these existing franchised restaurants. Our franchisees may selectively open new restaurants in and around areas of existing franchised restaurants. Sales cannibalization between restaurants may become significant in the future as we continue to expand our operations and could affect sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations. There can be no assurance that sales cannibalization will not occur or become more significant in the future as we increase our presence in existing markets.

The number of new franchised restaurants that actually open in the future may differ materially from the number of signed commitments from potential new franchisees.

The number of new franchised restaurants that actually open in the future may differ materially from the number of signed commitments from potential new franchisees. Historically, a portion of our commitments sold have not ultimately opened as new franchised restaurants. The historic conversion rate of signed commitments to new franchised locations may not be indicative of the conversion rates we will experience in the future and the total number of new franchised restaurants actually opened in the future may differ materially from the number of signed commitments disclosed at any point in time.

Termination of development agreements with certain franchisees could adversely impact our revenues.

We enter into development agreements with certain franchisees that plan to open multiple restaurants in a designated area. These franchisees are granted certain rights with respect to specified territories, and at their discretion, these franchisees may open more restaurants than specified in their agreements. The termination of development agreements with a franchisee or a lack of expansion by these franchisees could result in the delay of the development of franchised restaurants, discontinuation or an interruption in the operation of one of our brands in a particular market or markets. We may not be able to find another operator to resume development activities in such market or markets. While termination of development agreements may result in a short-term recognition of forfeited deposits as revenue, any such development delay, discontinuation or interruption would result in a delay in, or loss of, long-term royalty income to us by way of reduced sales and could materially and adversely affect our business, financial condition or results of operations.

Our brands may be limited or diluted through franchisee and third-party activity.

Although we monitor and regulate franchisee activities under the terms of our franchise agreements, franchisees or other third parties may refer to or make statements about our brands that do not make proper use of our trademarks or required designations, that improperly alter trademarks or branding, or that are critical of our brands or place our brands in a context that may tarnish our reputation. This may result in dilution of, or harm to, our intellectual property or the value of our brands. Franchisee noncompliance with the terms and conditions of our franchise agreements may reduce the overall goodwill of our brands, whether through the failure to meet health and safety standards, engage in quality control or maintain product consistency, or through the participation in improper or objectionable business practices. Moreover, unauthorized third parties may use our intellectual property to trade on the goodwill of our brands, resulting in consumer confusion or dilution. Any reduction of our brands’ goodwill, consumer confusion, or dilution is likely to impact sales, and could materially and adversely impact our business and results of operations.

Our success depends substantially on our corporate reputation and on the value and perception of our brands.

Our success depends in large part upon our and our franchisees’ ability to maintain and enhance the value of our brands and our customers’ loyalty to our brands. Brand value is based in part on consumer perceptions on a variety of subjective qualities. Business incidents, whether isolated or recurring, and whether originating from us, franchisees, competitors, suppliers or distributors, can significantly reduce brand value and consumer trust, particularly if the incidents receive considerable publicity or result in litigation. For example, our brands could be damaged by claims or perceptions about the quality or safety of our products or the quality or reputation of our suppliers, distributors or franchisees, regardless of whether such claims or perceptions are true. Similarly, entities in our supply chain may engage in conduct, including alleged human rights abuses or environmental wrongdoing, and any such conduct could damage our or our brands’ reputations. Any such incidents (even if resulting from actions of a competitor or franchisee) could cause a decline directly or indirectly in consumer confidence in, or the perception of, our brands and/or our products and reduce consumer demand for our products, which would likely result in lower revenues and profits. Additionally, our corporate reputation could suffer from a real or perceived failure of corporate governance or misconduct by a company officer, or an employee or representative of us or a franchisee.

Our success depends in part upon successful advertising and marketing campaigns and franchisee support of such advertising and marketing campaigns.

We believe our brands are critical to our business. We expend resources in our marketing efforts using a variety of media, including social media. We expect to continue to conduct brand awareness programs and customer initiatives to attract and retain customers. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than us. Should our competitors increase spending on marketing and advertising, or should our advertising and promotions be less effective than our competitors, our business, financial condition and results of operations could be materially adversely affected.

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The support of our franchisees is critical for the success of our advertising and marketing campaigns we seek to undertake, and the successful execution of these campaigns will depend on our ability to maintain alignment with our franchisees. Our franchisees are required to spend approximately 1%-3% of net sales directly on local advertising or contribute to a local fund managed by franchisees in certain market areas to fund the purchase of advertising media. Our franchisees are also required to contribute a percentage of their net sales to a national fund to support the development of new products, brand development and national marketing programs. In addition, we, our franchisees and other third parties have contributed additional advertising funds in the past. While we maintain control over advertising and marketing materials and can mandate certain strategic initiatives pursuant to our franchise agreements, we need the active support of our franchisees if the implementation of these initiatives is to be successful. Additional advertising funds are not contractually required, and we, our franchisees and other third parties may choose to discontinue contributing additional funds in the future. Any significant decreases in our advertising and marketing funds or financial support for advertising activities could significantly curtail our marketing efforts, which may in turn materially adversely affect our business, financial condition and results of operations.

Failure to recognize, respond to and effectively manage the accelerated impact of social media could adversely impact our business.

In recent years, there has been a marked increase in the use of social media platforms, including blogs, chat platforms, social media websites, and other forms of Internet based communications which allow individuals access to a broad audience of consumers and other interested persons. The rising popularity of social media and other consumer-oriented technologies has increased the speed and accessibility of information dissemination. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms at any time may be adverse to our interests and/or may be inaccurate. The dissemination of information via social media could harm our business, reputation, financial condition, and results of operations, regardless of the information’s accuracy. The damage may be immediate without affording us an opportunity for redress or correction.

In addition, social media is frequently used to communicate with our customers and the public in general. Failure by us to use social media effectively or appropriately, particularly as compared to our brands’ respective competitors, could lead to a decline in brand value, customer visits and revenue. Other risks associated with the use of social media include improper disclosure of proprietary information, negative comments about our brands, exposure of personally identifiable information, fraud, hoaxes or malicious dissemination of false information. The inappropriate use of social media by our customers or employees could increase our costs, lead to litigation or result in negative publicity that could damage our reputation and adversely affect our results of operations.

Negative publicity relating to one of our franchised restaurants could reduce sales at some or all of our other franchised restaurants.

Our success is dependent in part upon our ability to maintain and enhance the value of our brands, consumers’ connection to our brands and positive relationships with our franchisees. We may, from time to time, be faced with negative publicity relating to food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our franchisees or their suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether we are held to be responsible. The negative impact of adverse publicity relating to one franchised restaurant may extend far beyond that restaurant or franchisee involved to affect some or all of our other franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can manage and control a franchisee’s messaging, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents. A similar risk exists with respect to unrelated food service businesses, if consumers associate those businesses with our own operations. Additionally, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on our business, financial condition and results of operations. Consumer demand for our products and our brands’ value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in us or our products, which would likely result in lower sales and could have a material adverse effect on our business, financial condition and results of operations.

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Failure to protect our service marks or other intellectual property could harm our business.

We regard our Fatburger®, Buffalo’s Cafe®, Ponderosa®, Bonanza®, Hurricane®, and Yalla Mediterranean® service marks, and other service marks and trademarks related to our franchise restaurant businesses, as having significant value and being important to our marketing efforts. We rely on a combination of protections provided by contracts, copyrights, patents, trademarks, service marks and other common law rights, such as trade secret and unfair competition laws, to protect our franchised restaurants and services from infringement. We have registered certain trademarks and service marks in the U.S. and foreign jurisdictions. However, from time to time we become aware of names and marks identical or confusingly similar to our service marks being used by other persons. Although our policy is to oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks could diminish the value of our brands and adversely affect our business. In addition, effective intellectual property protection may not be available in every country in which our franchisees have, or intend to open or franchise, a restaurant. There can be no assurance that these protections will be adequate and defending or enforcing our service marks and other intellectual property could result in the expenditure of significant resources. We may also face claims of infringement that could interfere with the use of the proprietary knowhow, concepts, recipes, or trade secrets used in our business. Defending against such claims may be costly, and we may be prohibited from using such proprietary information in the future or forced to pay damages, royalties, or other fees for using such proprietary information, any of which could negatively affect our business, reputation, financial condition, and results of operations.

If our franchisees are unable to protect their customers’ credit card data and other personal information, our franchisees could be exposed to data loss, litigation, and liability, and our reputation could be significantly harmed.

Privacy protection is increasingly demanding, and the use of electronic payment methods and collection of other personal information expose our franchisees to increased risk of privacy and/or security breaches as well as other risks. The majority of our franchisees’ restaurant sales are by credit or debit cards. In connection with credit or debit card transactions in-restaurant, our franchisees collect and transmit confidential information by way of secure private retail networks. Additionally, our franchisees collect and store personal information from individuals, including their customers and employees.

Although our franchisees are required to use secure private networks to transmit confidential information and debit card sales, their security measures and those of technology vendors may not effectively prohibit others from obtaining improper access to this information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect for long periods of time, which may cause a breach to go undetected for an extensive period of time. Advances in computer and software capabilities, new tools, and other developments may increase the risk of such a breach. Further, the systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payment themselves, all of which can put electronic payment at risk, are determined and controlled by the payment card industry, not by us, through enforcement of compliance with the Payment Card Industry-Data Security Standards. Our franchisees must abide by the Payment Card Industry-Data Security Standards, as modified from time to time, in order to accept electronic payment transactions. Furthermore, the payment card industry is requiring vendors to become compatible with smart chip technology for payment cards, referred to as EMV-Compliant, or else bear full responsibility for certain fraud losses, referred to as the EMV Liability Shift, which could adversely affect our business. To become EMV-Compliant, merchants must utilize EMV-Compliant payment card terminals at the point of sale and also obtain a variety of certifications.

If a person is able to circumvent our franchisees’ security measures or those of third parties, he or she could destroy or steal valuable information or disrupt our operations. Our franchisees may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and our franchisees may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause our franchisees to incur significant unplanned expenses, which could have an adverse impact on our financial condition, results of operations and cash flows. Further, adverse publicity resulting from these allegations could significantly harm our reputation and may have a material adverse effect on us and our franchisees’ business.

We and our franchisees rely on computer systems to process transactions and manage our business, and a disruption or a failure of such systems or technology could harm our ability to effectively manage our business.

Network and information technology systems are integral to our business. We utilize various computer systems, including our franchisee reporting system, by which our franchisees report their weekly sales and pay their corresponding royalty fees and required advertising fund contributions. When sales are reported by a franchisee, a withdrawal for the authorized amount is initiated from the franchisee’s bank on a set date each week based on gross sales during the week ended the prior Sunday. This system is critical to our ability to accurately track sales and compute royalties and advertising fund contributions and receive timely payments due from our franchisees. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Despite the implementation of protective measures, our systems are subject to damage and/or interruption as a result of power outages, computer and network failures, computer viruses and other disruptive software, security breaches, catastrophic events, and improper usage by employees. Such events could result in a material disruption in operations, a need for a costly repair, upgrade or replacement of systems, or a decrease in, or in the collection of, royalties and advertising fund contributions paid to us by our franchisees. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability which could materially affect our results of operations. It is also critical that we establish and maintain certain licensing and software agreements for the software we use in our day-to-day operations. A failure to procure or maintain these licenses could have a material adverse effect on our business operations.

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Failure in our information technology and storage systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and maintain operations depends on the continued and uninterrupted performance of our information technology (“IT”) systems. IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our and our vendors’ servers are potentially vulnerable to physical or electronic break-ins, including cyber-attacks, computer viruses and similar disruptive problems. These events could lead to the unauthorized access, disclosure and use of non-public information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. As a result, we may not be able to address these techniques proactively or implement adequate preventative measures. If our computer systems are compromised, we could be subject to fines, damages, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business. Despite precautionary measures to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business.

We may engage in litigation with our franchisees.

Although we believe we generally enjoy a positive working relationship with the vast majority of our franchisees, the nature of the franchisor-franchisee relationship may give rise to litigation with our franchisees. In the ordinary course of business, we are the subject of complaints or litigation from franchisees, usually related to alleged breaches of contract or wrongful termination under the franchise arrangements. We may also engage in future litigation with franchisees to enforce the terms of our franchise agreements and compliance with our brand standards as determined necessary to protect our brands, the consistency of our products and the guest experience. We may also engage in future litigation with franchisees to enforce our contractual indemnification rights if we are brought into a matter involving a third party due to the franchisee’s alleged acts or omissions. In addition, we may be subject to claims by our franchisees relating to our franchise disclosure document, including claims based on financial information contained in our franchise disclosure document. Engaging in such litigation may be costly and time-consuming and may distract management and materially adversely affect our relationships with franchisees and our ability to attract new franchisees. Any negative outcome of these or any other claims could materially adversely affect our results of operations as well as our ability to expand our franchise system and may damage our reputation and brands. Furthermore, existing and future franchise-related legislation could subject us to additional litigation risk in the event we terminate or fail to renew a franchise relationship.

The retail food industry in which we operate is highly competitive.

The retail food industry in which we operate is highly competitive with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. If consumer or dietary preferences change, if our marketing efforts are unsuccessful, or if our franchisees’ restaurants are unable to compete successfully with other retail food outlets in new and existing markets, our business could be adversely affected. We also face growing competition as a result of convergence in grocery, convenience, deli and restaurant services, including the offering by the grocery industry of convenient meals, including pizzas and entrees with side dishes. Competition from delivery aggregators and other food delivery services has also increased in recent years, particularly in urbanized areas. Increased competition could have an adverse effect on our sales, profitability or development plans, which could harm our financial condition and operating results.

Shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

The food products sold by our franchisees are sourced from a variety of domestic and international suppliers. We, along with our franchisees, are also dependent upon third parties to make frequent deliveries of food products and supplies that meet our specifications at competitive prices. Shortages or interruptions in the supply of food items and other supplies to our franchisees’ restaurants could adversely affect the availability, quality and cost of items we use and the operations of our franchisees’ restaurants. Such shortages or disruptions could be caused by inclement weather, natural disasters, increased demand, problems in production or distribution, restrictions on imports or exports, the inability of vendors to obtain credit, political instability in the countries in which suppliers and distributors are located, the financial instability of suppliers and distributors, suppliers’ or distributors’ failure to meet our standards, product quality issues, inflation, the price of gasoline, other factors relating to the suppliers and distributors and the countries in which they are located, food safety warnings or advisories or the prospect of such pronouncements, the cancellation of supply or distribution agreements or an inability to renew such arrangements or to find replacements on commercially reasonable terms, or other conditions beyond our control or the control of our franchisees.

A shortage or interruption in the availability of certain food products or supplies could increase costs and limit the availability of products critical to our franchisees’ restaurant operations, which in turn could lead to restaurant closures and/or a decrease in sales and therefore a reduction in royalty fees to us. In addition, failure by a key supplier or distributor to our franchisees to meet its service requirements could lead to a disruption of service or supply until a new supplier or distributor is engaged, and any disruption could have an adverse effect on our franchisees and therefore our business. See “Business—Supply Chain.”

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An increase in ingredient costs may have an adverse impact on our and our franchisees’ profit margins.

Our franchisees’ restaurants depend on reliable sources of large quantities of raw materials such as protein (including beef and poultry), cheese, oil, flour and vegetables (including potatoes and lettuce). Raw materials purchased for use in our franchisees’ restaurants are subject to price volatility caused by any fluctuation in aggregate supply and demand, or other external conditions, such as weather conditions or natural events or disasters that affect expected harvests of such raw materials. As a result, the historical prices of raw materials used in the operation of our franchisees’ restaurants have fluctuated. We cannot assure you that we or our franchisees will continue to be able to purchase raw materials at a reasonable cost, or that costs of raw materials will remain stable in the future. In addition, a significant increase in gasoline prices could result in the imposition of fuel surcharges by our distributors.

Because our franchisees provide competitively priced food, they may not have the ability to pass through to their customers the full amount of any commodity price increases. If we and our franchisees are unable to manage the cost of raw materials or to increase the prices of products proportionately, it may have an adverse impact on our and our franchisees’ profit margins and their ability to remain in business, which would adversely affect our results of operations.

Food safety and foodborne illness concerns may have an adverse effect on our business.

Foodborne illnesses, such as E. coli, hepatitis A, trichinosis and salmonella, occur or may occur within our system from time to time. In addition, food safety issues such as food tampering, contamination and adulteration occur or may occur within our system from time to time. Any report or publicity linking one of our franchisee’s restaurants, or linking our competitors or our industry generally, to instances of foodborne illness or food safety issues could adversely affect our brands and reputations as well as our revenues and profits, and possibly lead to product liability claims, litigation and damages. If a customer of one of our franchisees’ restaurants becomes ill as a result of food safety issues, restaurants in our system may be temporarily closed, which would decrease our revenues. In addition, instances or allegations of foodborne illness or food safety issues, real or perceived, involving our franchised restaurants, restaurants of competitors, or suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), or otherwise involving the types of food served at our franchisees’ restaurants, could result in negative publicity that could adversely affect our revenues or the sales of our franchisees. Additionally, allegations of foodborne illness or food safety issues could result in litigation involving us and our franchisees. The occurrence of foodborne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain and/or lower margins for us and our franchisees.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits that could adversely affect our results of operations.

Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming certain menu offerings. These changes have resulted in, and may continue to result in, laws and regulations requiring us to disclose the nutritional content of our food offerings, and they have resulted, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information or have enacted legislation restricting the use of certain types of ingredients in restaurants. These requirements may be different or inconsistent with requirements under the Patient Protection and Affordable Care Act of 2010 (which we refer to as the “PPACA”), which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the PPACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. These inconsistencies could be challenging for us to comply with in an efficient manner. The PPACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. An unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our products and materially adversely affect our business, financial condition and results of operations.

Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes. We cannot evaluate the impact of the new nutrition labeling requirements under the PPACA until final regulations are promulgated. The risks and costs associated with nutritional disclosures on our menus could also impact our operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among our own restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third-party suppliers.

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Our business may be adversely impacted by changes in consumer discretionary spending, general economic conditions, or consumer behavior.

Purchases at our franchisees’ restaurants are generally discretionary for consumers and, therefore, our results of operations are susceptible to economic slowdowns and recessions. Our results of operations are dependent upon discretionary spending by consumers of our franchisees’ restaurants, which may be affected by general economic conditions globally or in one or more of the markets we serve. Some of the factors that impact discretionary consumer spending include unemployment rates, fluctuations in the level of disposable income, the price of gasoline, stock market performance, changes in the level of consumer confidence, and long-term changes in consumer behavior related to social distancing behaviors resulting from COVID-19. These and other macroeconomic factors could have an adverse effect on sales at our franchisees’ restaurants, which could lead to an adverse effect on our profitability or development plans and harm our financial condition and operating results.

Our expansion into international markets exposes us to a number of risks that may differ in each country where we have franchised restaurants.

We currently have franchised restaurants in the United States, including Puerto Rico, Qatar, Canada, United Kingdom, Philippines, Malaysia, Tunisia, Singapore, Panama, Saudi Arabia, Pakistan, Kuwait, United Arab Emirates, Iraq, China, Indonesia, Japan, Egypt, Taiwan, Bahrain, and India, and plan to continue to grow internationally. Expansion in international markets may be affected by local economic and market as well as geopolitical conditions. Therefore, as we expand internationally, our franchisees may not experience the operating margins we expect, and our results of operations and growth may be materially and adversely affected. Our financial condition and results of operations may be adversely affected if global markets in which our franchised restaurants compete are affected by changes in political, economic or other factors. These factors, over which neither our franchisees nor we have control, may include:

●	recessionary or expansive trends in international markets;
●	changing labor conditions and difficulties in staffing and managing our foreign operations;
●	increases in the taxes we pay and other changes in applicable tax laws;
●	legal and regulatory changes, and the burdens and costs of our compliance with a variety of foreign laws;
●	changes in inflation rates;
●	changes in exchange rates and the imposition of restrictions on currency conversion or the transfer of funds;
●	difficulty in protecting our brand, reputation and intellectual property;
●	difficulty in collecting our royalties and longer payment cycles;
●	expropriation of private enterprises;
●	increases in anti-American sentiment and the identification of our brands as American brands;
●	political and economic instability; and
●	other external factors.

Our international operations subject us to risks that could negatively affect our business.

A significant portion of our franchised restaurants are operated in countries and territories outside of the United States, including in emerging markets, and we intend to continue expansion of our international operations. As a result, our business is increasingly exposed to risks inherent in international operations. These risks, which can vary substantially by country, include political instability, corruption and social and ethnic unrest, as well as changes in economic conditions (including consumer spending, unemployment levels and wage and commodity inflation), the regulatory environment, income and non-income based tax rates and laws, foreign exchange control regimes, consumer preferences and the laws and policies that govern foreign investment in countries where our franchised restaurants are operated. In addition, our franchisees do business in jurisdictions that may be subject to trade or economic sanction regimes. Any failure to comply with such sanction regimes or other similar laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of business licenses, or a cessation of operations at our franchisees’ businesses, as well as damage to our and our brands’ images and reputations, all of which could harm our profitability.

Foreign currency risks and foreign exchange controls could adversely affect our financial results.

Our results of operations and the value of our foreign assets are affected by fluctuations in currency exchange rates, which may adversely affect reported earnings. More specifically, an increase in the value of the U.S. dollar relative to other currencies could have an adverse effect on our reported earnings. Our Canadian franchisees pay us franchise fees as a percentage of sales denominated in Canadian dollars, which are then converted to U.S. dollars at the prevailing exchange rate. This exposes us to risk of an increase in the value of the U.S. dollar relative to the Canadian dollar. There can be no assurance as to the future effect of any changes in currency exchange rates on our results of operations, financial condition or cash flows.

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We depend on key executive management.

We depend on the leadership and experience of our relatively small number of key executive management personnel, in particular our Chief Executive Officer, Andrew Wiederhorn. The loss of the services of any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. We do not maintain key man life insurance policies on any of our executive officers. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

Labor shortages or difficulty finding qualified employees could slow our growth, harm our business and reduce our profitability.

Restaurant operations are highly service oriented, and our success depends in part upon our franchisees’ ability to attract, retain and motivate a sufficient number of qualified employees, including restaurant managers and other crew members. The market for qualified employees in our industry is very competitive. Any future inability to recruit and retain qualified individuals may delay the planned openings of new restaurants by our franchisees and could adversely impact our existing franchised restaurants. Any such delays, material increases in employee turnover rate in existing franchised restaurants or widespread employee dissatisfaction could have a material adverse effect on our and our franchisees’ business and results of operations.

In addition, strikes, work slowdowns or other job actions may become more common in the United States. Although none of the employees employed by our franchisees are represented by a labor union or are covered by a collective bargaining agreement, in the event of a strike, work slowdown or other labor unrest, the ability to adequately staff our restaurants could be impaired, which could result in reduced revenue and customer claims, and may distract our management from focusing on our business and strategic priorities.

Changes in labor and other operating costs could adversely affect our results of operations.

An increase in the costs of employee wages, benefits and insurance (including workers’ compensation, general liability, property and health) could result from government imposition of higher minimum wages or from general economic or competitive conditions. In addition, competition for qualified employees could compel our franchisees to pay higher wages to attract or retain key crew members, which could result in higher labor costs and decreased profitability. Any increase in labor expenses, as well as increases in general operating costs such as rent and energy, could adversely affect our franchisees’ profit margins, their sales volumes and their ability to remain in business, which would adversely affect our results of operations.

A broader standard for determining joint employer status may adversely affect our business operations and increase our liabilities resulting from actions by our franchisees.

In 2015, the National Labor Relations Board (which we refer to as the “NLRB”) adopted a new and broader standard for determining when two or more otherwise unrelated employers may be found to be a joint employer of the same employees under the National Labor Relations Act. In addition, the general counsel’s office of the NLRB has issued complaints naming McDonald’s Corporation as a joint employer of workers at its franchisees for alleged violations of the U.S. Fair Labor Standards Act. In June 2017, the U.S. Department of Labor announced the rescission of these guidelines. However, there can be no assurance that future changes in law, regulation or policy will cause us or our franchisees to be liable or held responsible for unfair labor practices, violations of wage and hour laws, or other violations or require our franchises to conduct collective bargaining negotiations regarding employees of our franchisees. Further, there is no assurance that we or our franchisees will not receive similar complaints as McDonald’s Corporation in the future, which could result in legal proceedings based on the actions of our franchisees. In such events, our operating expenses may increase as a result of required modifications to our business practices, increased litigation, governmental investigations or proceedings, administrative enforcement actions, fines and civil liability.

We could be party to litigation that could adversely affect us by increasing our expenses, diverting management attention or subjecting us to significant monetary damages and other remedies.

We may become involved in legal proceedings involving consumer, employment, real estate related, tort, intellectual property, breach of contract, securities, derivative and other litigation. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may not be accurately estimated. Regardless of whether any such claims have merit, or whether we are ultimately held liable or settle, such litigation may be expensive to defend and may divert resources and management attention away from our operations and negatively impact reported earnings. With respect to insured claims, a judgment for monetary damages in excess of any insurance coverage could adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also adversely affect our reputation, which in turn could adversely affect our results of operations.

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In addition, the restaurant industry around the world has been subject to claims that relate to the nutritional content of food products, as well as claims that the menus and practices of restaurant chains have led to customer health issues, including weight gain and other adverse effects. These concerns could lead to an increase in the regulation of the content or marketing of our products. We may also be subject to such claims in the future and, even if we are not, publicity about these matters (particularly directed at the quick service and fast casual segments of the retail food industry) may harm our reputation and adversely affect our business, financial condition and results of operations.

We have been named as a party to purported class action and shareholder derivative lawsuits and we may be named in additional litigation, all of which could require significant management time and attention and result in significant legal expenses. An unfavorable outcome in one or more of these lawsuits could have a material adverse effect on our business, financial condition, results of operations and cash flows.

On June 7, 2018, August 2, 2018 and August 24, 2018, separate, but similar, complaints were filed against the Company, Andrew Wiederhorn, Ron Roe, Fog Cutter Capital Group, Inc., Tripoint Global Equities, LLC and members of the Company’s board of directors, alleging that the defendants are responsible for false and misleading statements and omitted material facts in connection with our initial public offering, which resulted in declines in the price of our common stock. The plaintiffs stated that they intend to certify the complaint as a class action and are seeking compensatory damages in an amount to be determined at trial. See “Business—Certain Legal Proceedings.”

The Company and other defendants dispute the allegations of the lawsuits and intend to vigorously defend against the claims. Regardless of the merits, the expense of defending such litigation may have a substantial impact if our insurance carrier fails to cover the cost of the litigation, and the time required to defend the actions could divert management’s attention from the day-to-day operations of our business, which could adversely affect our business and results of operations. In addition, an unfavorable outcome in such litigation in an amount which is not covered by our insurance carrier could have a material adverse effect on our business and results of operations.

Changes in, or noncompliance with, governmental regulations may adversely affect our business operations, growth prospects or financial condition.

We and our franchisees are subject to numerous laws and regulations around the world. These laws change regularly and are increasingly complex. For example, we and our franchisees are subject to:

●	Government orders regarding the response to health and other public safety concerns such as the various restrictions on business operations relating to the COVID-19 pandemic being experienced in 2020.
●	The Americans with Disabilities Act in the U.S. and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.
●	The U.S. Fair Labor Standards Act, which governs matters such as minimum wages, overtime and other working conditions, as well as family leave mandates and a variety of similar state laws that govern these and other employment law matters.
●	Laws and regulations in government mandated health care benefits such as the Patient Protection and Affordable Care Act.
●	Laws and regulations relating to nutritional content, nutritional labeling, product safety, product marketing and menu labeling.
●	Laws relating to state and local licensing.
●	Laws relating to the relationship between franchisors and franchisees.
●	Laws and regulations relating to health, sanitation, food, workplace safety, child labor, including laws prohibiting the use of certain “hazardous equipment” by employees younger than the age of 18 years of age, and fire safety and prevention.
●	Laws and regulations relating to union organizing rights and activities.
●	Laws relating to information security, privacy, cashless payments, and consumer protection.
●	Laws relating to currency conversion or exchange.
●	Laws relating to international trade and sanctions.
●	Tax laws and regulations.
●	Antibribery and anticorruption laws.
●	Environmental laws and regulations.
●	Federal and state immigration laws and regulations in the U.S.

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Compliance with new or existing laws and regulations could impact our operations. The compliance costs associated with these laws and regulations could be substantial. Any failure or alleged failure to comply with these laws or regulations by our franchisees or indirectly by us could adversely affect our reputation, international expansion efforts, growth prospects and financial results or result in, among other things, litigation, revocation of required licenses, internal investigations, governmental investigations or proceedings, administrative enforcement actions, fines and civil and criminal liability. Publicity relating to any such noncompliance could also harm our reputation and adversely affect our revenues.

Failure to comply with antibribery or anticorruption laws could adversely affect our business operations.

The U.S. Foreign Corrupt Practices Act and other similar applicable laws prohibiting bribery of government officials and other corrupt practices are the subject of increasing emphasis and enforcement around the world. Although we have implemented policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors, agents, franchisees or other third parties will not take actions in violation of our policies or applicable law, particularly as we expand our operations in emerging markets and elsewhere. Any such violations or suspected violations could subject us to civil or criminal penalties, including substantial fines and significant investigation costs, and could also materially damage our reputation, brands, international expansion efforts and growth prospects, business and operating results. Publicity relating to any noncompliance or alleged noncompliance could also harm our reputation and adversely affect our revenues and results of operations.

Tax matters, including changes in tax rates, disagreements with taxing authorities and imposition of new taxes could impact our results of operations and financial condition.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value added, net worth, property, withholding and franchise taxes in both the U.S. and various foreign jurisdictions. We are also subject to reviews, examinations and audits by the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other taxing authorities with respect to such income and non-income-based taxes inside and outside of the U.S. If the IRS or another taxing authority disagrees with our tax positions, we could face additional tax liabilities, including interest and penalties. Payment of such additional amounts upon final settlement or adjudication of any disputes could have a material impact on our results of operations and financial position.

In addition, we are directly and indirectly affected by new tax legislation and regulation and the interpretation of tax laws and regulations worldwide. Changes in legislation, regulation or interpretation of existing laws and regulations in the U.S. and other jurisdictions where we are subject to taxation could increase our taxes and have an adverse effect on our operating results and financial condition.

Conflict or terrorism could negatively affect our business.

We cannot predict the effects of actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against any foreign state or group located in a foreign state or heightened security requirements on local, regional, national or international economies or consumer confidence. Such events could negatively affect our business, including by reducing customer traffic or the availability of commodities.

Risks Related to Our Company and Our Organizational Structure

We are included in FCCG’s consolidated group for federal income tax purposes and, as a result, may be liable for any shortfall in FCCG’s federal income tax payments

For so long as FCCG continues to own at least 80% of the total voting power and value of our capital stock, we will be included in FCCG’s consolidated group for federal income tax purposes. By virtue of its controlling ownership and the Tax Sharing Agreement that we have with FCCG, FCCG effectively controls all of our tax decisions. Moreover, notwithstanding the Tax Sharing Agreement, federal tax law provides that each member of a consolidated group is jointly and severally liable for the group’s entire federal income tax obligation. Thus, to the extent FCCG or other members of the group fail to make any federal income tax payments required of them by law, we are liable for the shortfall. Similar principles generally apply for income tax purposes in some state, local and foreign jurisdictions.

We are controlled by FCCG, whose interests may differ from those of our public stockholders.

FCCG controls approximately 81.4% of the combined voting power of our Common Stock and will, for the foreseeable future, have significant influence over corporate management and affairs and be able to control virtually all matters requiring stockholder approval. FCCG is able to, subject to applicable law, elect a majority of the members of our Board of Directors and control actions to be taken by us, including amendments to our certificate of incorporation and bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. It is possible that the interests of FCCG may in some circumstances conflict with our interests and the interests of our other stockholders. For example, FCCG may have different tax positions from us, especially in light of the Tax Sharing Agreement, that could influence its decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authority to our tax reporting positions may take into consideration FCCG’s tax or other considerations, which may differ from the considerations of us or our other stockholders.

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We provide financial support to FCCG through an intercompany loan agreement, which may create a risk of credit loss to us.

On April 24, 2020, the Company entered into an Intercompany Revolving Credit Agreement (the “Intercompany Agreement”) with FCCG. The Company had previously extended credit to FCCG pursuant to a certain Intercompany Promissory Note (the “Original Note”), dated October 20, 2017, with an initial principal balance of $11,906,000. Subsequent to the issuance of the Original Note, the Company and certain of its direct and indirect subsidiaries made additional intercompany advances in the aggregate amount of $10,523,000. Pursuant to the Intercompany Agreement, the revolving credit facility bears interest at a rate of 10% per annum, has a five-year term with no prepayment penalties, and has a maximum capacity of $35,000,000. To the extent that FCCG does not have sufficient liquidity or net assets to repay or offset the full amount of the loan at or prior to maturity, we may be required to write off or incur an impairment charge for all or a portion of the loan, which could have a material adverse effect on our financial position and results of operations.

As a “controlled company” under the rules of the NASDAQ, we may choose to exempt our company from certain corporate governance requirements and that exemption could have an adverse effect on our public shareholders.

FCCG controls approximately 81.4% of the combined voting power of our Common Stock. Under Rule 4350(c) of the NASDAQ, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the NASDAQ Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the NASDAQ listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements. Our status as a controlled company could cause our Common Stock and Series B Preferred Stock to look less attractive to certain investors or otherwise harm our trading price.

Our anti-takeover provisions could prevent or delay a change in control of our company, even if such change in control would be beneficial to our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such change in control would be beneficial to our stockholders. These provisions include:

●	net operating loss protective provisions, which require that any person wishing to become a “5% shareholder” (as defined in our certificate of incorporation) must first obtain a waiver from our board of directors, and any person that is already a “5% shareholder” of ours cannot make any additional purchases of our stock without a waiver from our board of directors;
●	authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;
●	limiting the ability of stockholders to call special meetings or amend our bylaws;
●	providing for a classified board of directors with staggered, three-year terms;
●	requiring all stockholder actions to be taken at a meeting of our stockholders; and
●	establishing advance notice and duration of ownership requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for minority stockholders to elect directors of their choosing and cause us to take other corporate actions they desire. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

In addition, the Delaware General Corporation Law, or the DGCL, to which we are subject, prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of our common stock.

The provision of our amended and restated certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

If our operating and financial performance in any given period does not meet the guidance that we provide to the public, our stock price may decline.

We may provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in our public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts or if we reduce our guidance for future periods, the market price of our Common Stock may decline as well.

Our ability to pay dividends to our stockholders is subject to the discretion of our Board of Directors and may be limited by our holding company structure and applicable provisions of Delaware law.

While we have paid cash and stock dividends to holders of our Common Stock during fiscal 2018 and 2019, our board of directors may, in its sole discretion, decrease the amount or frequency of cash or stock dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our operating subsidiaries to generate earnings and cash flows and distribute them to us so that we may pay cash dividends to our stockholders. Our ability to pay cash dividends will be subject to our consolidated operating results, cash requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to our stockholders, our compliance with covenants and financial ratios related to existing or future indebtedness, and our other agreements with third parties. In addition, each of the companies in the corporate chain must manage its assets, liabilities and working capital in order to meet all of its cash obligations, including the payment of dividends or distributions.

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USE OF PROCEEDS

Our estimated net proceeds from this offering are approximately $7,980,000, after deducting underwriting discounts and estimated expenses of the offering.

We intend to use the net proceeds that we receive from this offering as follows:

●	$2,410,921 to redeem a portion of our outstanding shares of Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”) and accrued dividends on 85,000 shares of Series A Preferred Stock pursuant to Stock Redemption Agreements executed with the holders of such shares;

●	$300,000 to pay a portion of accrued dividends on our Series A-1 Fixed Rate Cumulative Preferred Stock, and

●	the remainder for general corporate purposes and possible future acquisitions and growth opportunities. Our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of March 29, 2020:

●	on an actual basis; and

●	on a pro forma, as adjusted basis to give effect to the following:

(i) the offering and application of the net proceeds therefrom, but not the exercise of Warrants to be issued in the offering;
(ii) the exchange of 57,140 outstanding shares of Series B Cumulative Preferred Stock issued in October 2019, plus accrued dividends thereon, for shares of the new Series B Preferred Stock;
(iii) the exchange of 34,284 outstanding warrants issued in October 2019 for 285,700 warrants of the same class that will be issued in the offering, pursuant to Warrant Exchange Agreements executed with the holders of such warrants;

(iv) the use of $2,410,921 of net proceeds from offering for the payment of accrued dividends on 85,000 outstanding shares of Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”) and redemption of a portion of such 85,000 shares pursuant to Stock Redemption Agreements executed with the holders of such shares. One such agreement provides for redemption and cancellation of the remaining 80,000 shares of Series A Preferred stock in tranches every six months through December 31, 2021. In the event that the Company fails to deliver the consideration payable for any tranche of redeemed Shares of Series A Preferred Stock on or prior to the applicable closing date, default interest shall begin to accrue on such unpaid amount until it is fully paid at the rate of five percent (5.0%) per annum.;

(v) the exchange of the remaining 15,000 shares of Series A Preferred Stock, plus accrued dividends thereon, for shares of Series B Preferred Stock pursuant to a Share Exchange Agreement executed with the holder of such shares; and

(vi) the exchange of all outstanding shares of Series A-1 Fixed Rate Cumulative Preferred Stock and payment of accrued dividends thereon pursuant to a Settlement, Redemption and Release Agreement and Share Exchange Agreements executed with the holders of such shares.

You should read this table in conjunction with the information contained in “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus, as well as our consolidated financial statements and the related notes incorporated by reference in this prospectus.

	As of March 29, 2020 (1)
	Actual	Pro forma as adjusted for Offering
	(unaudited, $ in thousands, except share data)
Cash and restricted cash	$5,714	10,983

Liabilities
Accrued interest payable	295	295
Dividend payable on preferred shares (includes amounts due to related parties of $186)	1,767	-
Current portion of long-term debt	659	863
Preferred shares, net	15,425	7,936
Deferred dividend payable on preferred shares (includes amounts due to related parties of $114 as of March 29, 2020)	728	-
Long-term debt, net of current portion	42,435	42,435

Stockholders’ equity
8.25% Series B Cumulative Preferred Stock	-	14,914
Common stock, $.0001 par value; 25,000,000 shares authorized; 11,876,659 issued and outstanding at March 29, 2020	11,414	11,635
Accumulated deficit	(8,406)	(8,492)
Total stockholders’ equity	3,008	18,057

Total Capitalization	$64,317	69,586

(1)	The table excludes shares of Common Stock issuable upon the exercise, conversion, or redemption of the following:

a)	1,021,250 shares of Common Stock available for issuance under our 2017 Omnibus Equity Incentive Plan, of which options to purchase 678,231 shares of Common Stock were outstanding as of March 29, 2020 with a weighted average exercise price of $8.48 per share, of which options to purchase 318,271 shares of Common Stock had vested as of March 29, 2020;
b)	924,248 shares of Common Stock issuable upon exercise of outstanding warrants, of which warrants to purchase 877,373 shares had vested as of March 29, 2020;
c)	399,416 shares of Common Stock issuable upon conversion of a convertible subordinated promissory note issued to the sellers of Elevation Burger, which conversion right is exercisable at $12.00 per share and is subject to certain adjustments and restrictions;
d)	1,800,000 shares of Common Stock issuable upon exercise of the warrants to be issued to the investors in this offering, exercisable at $5.00 per share; and
e)	3,600 shares of Series B Preferred Stock and 18,000 shares of Common Stock issuable upon exercise of the warrants to be issued to the Underwriters exercisable for 1% of the total number of securities sold in this offering. See “Underwriting.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Impact of COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and other countries. As a result, Company franchisees have temporarily closed some retail locations, reduced or modified store operating hours, adopted a “to-go” only operating model, or implemented a combination of these actions. These actions have reduced consumer traffic, resulting in a negative impact to Company revenues. While the disruption to our business from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption, and also the longer-term effects on our business and economic growth and consumer demand in the U.S. and worldwide.

The effects of COVID-19 may continue to materially adversely affect our business, results of operations and liquidity, and may adversely affect our ability to service our existing debt, particularly if these effects continue in place for a significant amount of time. As additional information becomes available regarding the potential impact and the duration of the negative financial effects of the current pandemic, the Company may determine that an impairment adjustment to the recorded value of trademarks, goodwill and other intangible assets may be necessary.

Effects of COVID-19 on Liquidity and Operations

The Company recognized a loss from operations of $578,000 and net losses of $2,370,000 during the thirteen weeks ended March 29, 2020. This substantial decline in performance was due primarily to sharp reductions in revenues due to COVID-19, coupled with higher general and administrative costs in 2020.

On March 6, 2020, the Company completed a whole-business securitization transaction (the “Securitization”) involving the creation of a bankruptcy-remote entity, FAT Brands Royalty I, LLC (“FAT Royalty”), which issued notes (the “Securitization Notes”) pursuant to an indenture and supplement thereto (collectively, the “Indenture”). Net proceeds from the issuance of the Securitization Notes were $37,314,000, which consisted of the combined face amount of $40,000,000, net of discounts of $246,000 and debt offering costs of $2,440,000. A portion of the proceeds from the Securitization was used to repay the remaining $26,771,000 in outstanding balance under the Company’s existing term loan and to pay costs and expenses of the Securitization offering. The remaining proceeds from the Securitization are being used for working capital purposes.

Subsequent to March 29, 2020, as a result of COVID-19, the Company received approximately $1,500,000 in proceeds from the Payroll Protection Program administered by the Small Business Administration. These loan proceeds relate to FAT Brands Inc. as well as five restaurant locations that are part of the Company’s refranchising program.

While the Company expects COVID-19 to negatively impact its business, results of operations and financial position, the full financial impact cannot be reasonably estimated at this time. The Company currently believes that the working capital from the Securitization, combined with receipts collected from the reduced operations of our franchisees and disciplined management of the Company’ operating expenses, will be sufficient to meet our current liquidity needs. However, COVID-19 pandemic events will continue to evolve over time and the negative effects on the operations of our franchisees could prove to be worse than we currently estimate.

Effects of COVID-19 on Asset Impairment

In response to the adverse effects of COVID-19, we considered whether goodwill and other intangible assets needed to be evaluated for impairment as of March 29, 2020, specifically related to goodwill and the trademark assets. Given the uncertainty regarding the severity, duration and long-term effects of COVID-19, making estimates of the fair value of these assets at this time is significantly affected by assumptions related to ongoing operations including but not limited to the timing of lifting of restrictions on restaurant operating hours, in-house dining limitations or other restrictions that largely limited restaurants to take-out and delivery sales, customer engagement with our brands, the short-term and long-term impact on consumer discretionary spending, and overall global economic conditions. We considered the available facts and made qualitative and quantitative assessments and judgments for what we believed represent reasonably possible outcomes. Although the fair values of certain assets have declined since the time that the most recent annual impairment tests were conducted, we concluded it is more likely than not that neither goodwill nor tradename assets were impaired as of March 29, 2020. However, COVID-19 pandemic events will continue to evolve over time and the negative effects on the operations of our franchisees could prove to be worse than we currently estimate and lead us to record non-cash goodwill or other intangible asset impairment charges in future periods.

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Executive Overview

Business overview

FAT Brands Inc., formed in March 2017 as a wholly owned subsidiary of Fog Cutter Capital Group, Inc. (“FCCG”), is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. On October 20, 2017, we completed an initial public offering and issued additional shares of common stock representing 20 percent of our ownership (the “Offering”). As of March 29, 2020, FCCG continues to control a significant voting majority of the Company.

As a franchisor, we generally do not own or operate restaurant locations, but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties. This asset light franchisor model provides the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.

As of March 29, 2020, the Company owns eight restaurant brands: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Ponderosa and Bonanza Steakhouses, Elevation Burger and Yalla Mediterranean, that have over 370 locations.

Operating segments

With minor exceptions, our operations are comprised exclusively of franchising a growing portfolio of restaurant brands. Our growth strategy is centered on expanding the footprint of existing brands and acquiring new brands through a centralized management organization which provides substantially all executive leadership, marketing, training and accounting services. While there are variations in the brands, the nature of our business is fairly consistent across our portfolio. Consequently, our management assesses the progress of our operations as a whole, rather than by brand or location, which has become more significant as the number of brands has increased.

Our chief operating decision maker (“CODM”) is our Chief Executive Officer. Our CODM reviews financial performance and allocates resources at an overall level on a recurring basis. Therefore, management has determined that the Company has one operating and reportable segment.

Results of Operations

We operate on a 52-week or 53-week fiscal year ending on the last Sunday of the calendar year. In a 52-week fiscal year, each quarter contains 13 weeks of operations. In a 53-week fiscal year, each of the first, second and third quarters includes 13 weeks of operations and the fourth quarter includes 14 weeks of operations, which may cause our revenue, expenses and other results of operations to be higher due to an additional week of operations. The 2020 and 2019 fiscal years are each 52-week years.

Thirteen Weeks Ended March 29, 2020 and March 31, 2019

The following table summarizes key components of our combined results of operations for the thirteen weeks ended March 29, 2020 and March 31, 2019. The results of Elevation Burger were not included in the operations for the thirteen weeks ended March 31, 2019 because that subsidiary was acquired by the Company subsequent to that date.

(In thousands)

	For the thirteen weeks ended
	March 29, 2020	March 31, 2019

Statement of operations data:

Revenues
Royalties	$3,309	$3,463
Franchise fees	175	313
Store opening fees	-	105
Advertising fees	931	976
Other revenue	8	16
Total revenues	4,423	4,873

Costs and expenses
General and administrative expenses	3,531	2,714
Advertising expenses	931	976
Refranchising restaurant costs and expenses, net of revenue	539	518
Costs and expenses	5,001	4,208

(Loss) income from operations	(578)	665

Other expense, net	(2,090)	(2,093)

Loss before income tax (benefit) expense	(2,668)	(1,428)

Income tax (benefit) expense	(298)	(718)

Net loss	$(2,370)	$(710)

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Net Loss - Net loss for the thirteen weeks ended March 29, 2020 totaled $2,370,000 consisting of revenues of $4,423,000 less costs and expenses of $5,001,000, other expense of $2,090,000 and income tax benefit of 298,000. Net loss for the thirteen weeks ended March 31, 2019 totaled $710,000 consisting of revenues of $4,873,000 less costs and expenses of $4,208,000, other expense of $2,093,000 and income tax benefit of $718,000.

Revenues - Revenues consist of royalties, franchise fees, advertising fees and management fees. We had revenues of $4,423,000 for the thirteen weeks ended March 29, 2020 compared to $4,873,000 for the thirteen weeks ended March 31, 2019. The decrease of $450,000 reflects the beginning negative effects of the COVID-19 pandemic on royalties from restaurant sales and the adoption of a preferred application of ASC 606 related to the recognition of franchise and store opening fees.

Costs and Expenses – Costs and expenses consist primarily of general and administrative costs, advertising expense and refranchising restaurant operating costs, net of associated sales. Our costs and expenses increased from $4,208,000 in the first quarter of 2019 to $5,001,000 in the first quarter of 2020.

For the thirteen weeks ended March 29, 2020, our general and administrative expenses totaled $3,531,000. For the thirteen weeks ended March 31, 2019, our general and administrative expenses totaled $2,714,000. The increase in the amount of $817,000 was primarily the result of increases in compensation expenses and public company expenses. Amortization of franchise agreements acquired in connection with Elevation Burger also contributed to the increase in general and administrative expenses.

During the first quarter of 2020, our refranchising efforts resulted in restaurant operating costs and expenses, net of associated sales in the amount of $539,000 compared to $518,000 during the comparable period of 2019.

Advertising expenses totaled $931,000 during the thirteen weeks ended March 29, 2020 compared to $976,000 during the first quarter of 2019. These expenses generally correspond to the advertising fees recorded as revenue.

Other Expense – Other expense for the thirteen weeks ended March 29, 2020 totaled $2,090,000 compared to $2,093,000 for the period ended March 31, 2019. These expenses consisted primarily of net interest expense of $2,074,000 and $2,117,000 for the 2020 and 2019 periods, respectively.

Income Tax Benefit – We recorded an income tax benefit in the amount of $298,000 for the thirteen weeks ended March 29, 2020 and an income tax benefit of $718,000 for the thirteen weeks ended March 31, 2019. These tax results were based on a net loss before taxes of 2,668,000 and $1,428,000 for the thirteen weeks ended March 29, 2020 and March 31, 2019, respectively. Non-deductible expenses, such as accrued and paid dividends on preferred stock, reduced the benefit for the current period as a percentage of pre-tax loss.

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Fiscal Years Ended December 29, 2019 and December 30, 2018

The following table summarize key components of our consolidated results of operations for the fiscal years ended December 29, 2019 and December 30, 2018. Certain account balances from the prior period have been reclassified to conform to current period presentation.

(In thousands)

	For the Fiscal Years Ended
	December 29, 2019	December 30, 2018

Consolidated statement of operations data:

Revenues
Royalties	$14,895	$12,097
Franchise fees	3,433	2,136
Store opening fees	-	352
Advertising fees	4,111	3,182
Management fees and other income	66	67
Total revenues	22,505	17,834

Costs and expenses
General and administrative expenses	11,472	10,349
Advertising expenses	4,111	3,182
Refranchising loss	219	67
Total costs and expenses	15,802	13,598

Income from operations	6,703	4,236

Other expense, net	(7,211)	(6,309)

Loss before income tax expense (benefit)	(508)	(2,073)

Income tax expense (benefit)	510	(275)

Net loss	$(1,018)	$(1,798)

Net Loss - Net loss for the fiscal year ended December 29, 2019 totaled $1,018,000 consisting of revenues of $22,505,000 less costs and expenses of $15,802,000, other expense of $7,211,000 and provision for income tax of $510,000. Net loss for the fiscal year ended December 30, 2018 totaled $1,798,000 consisting of revenues of $17,834,000 less costs and expenses of $13,598,000, other expense of $6,309,000 and income tax benefit of $275,000.

Revenues - Revenues consist of royalties, franchise fees, advertising fees and management fees and other income. We earned revenues of $22,505,000 for the fiscal year ended December 29, 2019 compared to $17,834,000 for the year ended December 30, 2018. The increase of $4,671,000 (26%) was primarily the result of an increase in royalties of $2,798,000, an increase in franchise and store opening fees of $945,000 and an increase in advertising revenue of $929,000. These increases were primarily generated as a result of the acquisition of Elevation Burger in 2019 and the full year operating results of Hurricane in 2019 compared to the partial year results following its acquisition in 2018.

Costs and Expenses – Costs and expenses consist primarily of general and administrative costs, advertising expense and refranchising losses. Our costs and expenses increased from $13,598,000 in the 2018 fiscal year to $15,802,000 in the comparable period of 2019.

For the fiscal year ended December 29, 2019, our general and administrative expenses totaled $11,472,000, compared to $10,349,000 for the fiscal year ended December 30, 2018. The 2019 expenses included compensation costs of $6,263,000; professional fees of $1,993,000; public company related costs of $1,219,000 and other expenses of $1,997,000. The $523,000 increase in our general and administrative costs during 2019 was primarily the result of increases in compensation expenses and professional fees. Compensation increased $379,000 (6%) during 2019 and professional fees increased $464,000, (36%).

During the fiscal year ended December 29, 2019, our refranchising efforts resulted in a net loss of $219,000, compared to a net loss of $67,000 during 2018. The refranchising loss consisted of gains on the sale of six restaurant locations to new franchisees in the amount of $1,795,000, plus net food sales of $5,697,000 less restaurant operating expenses of $7,711,000.

Advertising expenses totaled $4,111,000 during the fiscal year ended December 29, 2019, compared with $3,182,000 during the prior year period, representing an increase of $929,000 (29%). These expenses vary in relation to the advertising revenue recognized. The increase in 2019 is largely the result of the acquisition of Elevation Burger in 2019 and the full year operating results of Hurricane in 2019 compared to the partial year results following its acquisition in 2018.

Other Expense, net – Other expense, net for the fiscal year ended December 29, 2019 totaled $7,211,000 and consisted primarily of net interest expense of $6,530,000. Other expense for the fiscal year ended December 30, 2018 totaled $6,309,000 and consisted primarily of net interest expense of $4,770,000. An increase in total average debt outstanding and the costs related to refinancing resulted in the higher interest expense.

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Provision for income taxes – We recorded a provision for income taxes of $510,000 for the fiscal year ended December 29, 2019 and an income tax benefit of $275,000 for the fiscal year ended December 30, 2018. These tax results were based on a net loss before taxes of $508,000 for 2019 compared to net loss before taxes of $2,073,000 for 2018. Non-deductible expenses, such as accrued and paid dividends on preferred stock, contributed to the higher tax expense for 2019 as a percentage of pre-tax loss.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund business operations, acquisitions, and expansion of franchised restaurant locations and for other general business purposes. In addition to our cash on hand, our primary sources of funds for liquidity during the thirteen weeks ended March 29, 2020 consisted of cash provided by borrowings.

We are involved in a world-wide expansion of franchise locations, which will require significant liquidity, primarily from our franchisees. If real estate locations of sufficient quality cannot be located and either leased or purchased, the timing of restaurant openings may be delayed. Additionally, if we or our franchisees cannot obtain capital sufficient to fund this expansion, the timing of restaurant openings may be delayed.

We also plan to acquire additional restaurant concepts. These acquisitions typically require capital investments in excess of our normal cash on hand. We would expect that future acquisitions will necessitate financing with additional debt or equity transactions. If we are unable to obtain acceptable financing, our ability to acquire additional restaurant concepts may be negatively impacted.

As of March 29, 2020, we had cash and restricted cash of $5,714,000. On March 6, 2020, the Company completed a whole-business securitization (the “Securitization”) through the creation of a bankruptcy-remote issuing entity, FAT Brands Royalty I, LLC (“FAT Royalty”) in which FAT Royalty issued new notes (the “Securitization Notes”) pursuant an indenture and the supplement thereto (collectively, the “Indenture”). Net proceeds from the issuance of the Securitization Notes were $37,314,000, which consists of the combined face amount of $40,000,000, net of discounts of $246,000 and debt offering costs of $2,440,000. A portion of the proceeds from the Securitization was used to repay the remaining $26,771,000 in outstanding balance under the Loan and Security Agreement and to pay the debt offering costs related to the Securitization. The remaining proceeds from the Securitization will be used for working capital. We expect that the working capital from the Securitization combined with receipts collected from the reduced operations of our franchisees due to COVID-19 and the disciplined management of the Company’s operating expenses will be sufficient to meet our current liquidity needs.

Subsequent to March 29, 2020, as a result of COVID-19, the Company received proceeds from the Payroll Protection Program administered by the Small Business Administration. These loan proceeds totaled $1.5 million and relate to FAT Brands Inc. as well as five restaurant locations that are part of the Company’s refranchising program.

Comparison of Cash Flows

Our cash and restricted cash balance was $5,714,000 as of March 29, 2020, compared to $25,000 as of December 29, 2019. The following table summarize key components of our consolidated cash flows for the thirteen weeks ended March 29, 2020 and March 31, 2019:

(In thousands)

For the Fiscal Years Ended

	March 29, 2020	March 31, 2019

Net cash used in operating activities	$(3,371)	$(1,863)
Net cash used in investing activities	(3,413)	(1,423)
Net cash provided by financing activities	12,473	3,323
Increase in cash flows	$5,689	$37

Thirteen Weeks Ended March 29, 2020 and March 31, 2019

Operating Activities

Net cash used in operating activities was $3,371,000 during the thirteen weeks ended March 29, 2020 compared to $1,863,000 for the same period of 2019. Our net loss in 2020 was $2,370,000 compared to a net loss in 2019 of $710,000. The adjustments to reconcile these net losses to net cash used in operating activities were $1,001,000 in 2020 compared to $1,153,000 in 2019. The primary components of the adjustments included:

●	A $670,000 negative adjustment to cash due to a decrease in accounts payable and accrued expenses of $659,000 compared to an increase of $1,244,000 in 2019;

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●	A positive adjustment to cash due to accretion expense related to each of the following: (i) the term loan, (ii) the preferred shares, and (iii) the acquisition purchase price payables totaling $378,000 compared to $1,102,000 in 2019;

●	A positive adjustment to cash due to an increase in dividends payable on preferred stock of $444,000 compared to $162,000 in 2019;

●	A positive adjustment to cash due to an increase in deferred income of $339,000 compared to a decrease of $266,000 in 2019; and

●	A negative adjustment to cash due to an increase in accrued interest income due from an affiliate in the amount of $718,000 in 2020 compared to $467,000 in the 2019 period;

●	A negative adjustment to cash due to a decrease in accrued interest payable of $973,000 compared to a decrease of $1,541,000 in 2019.

Investing Activities

Net cash used in investing activities totaled $3,413,000 during the thirteen weeks ended March 29, 2020 compared to a decrease of $1,423,000 during the same period of 2019. During 2020, we made advances to affiliates in the amount of $5,091,000 compared to advances of $1,400,000 during 2019. We also received proceeds from the sale of a refranchised location in the amount of $1,650,000 during the first quarter of 2020.

Financing Activities

Net cash from financing activities totaled $12,473,000 during the thirteen weeks ended March 29, 2020 compared to $3,323,000 during the same period of 2019. Proceeds from borrowings were $17,546,000 higher in 2020 than in 2019. Our repayments of borrowings were $7,749,000 higher in 2020 than in 2019.

Fiscal Years Ended December 29, 2019 and December 30, 2018

Our cash balance was $25,000 as of December 29, 2019, compared to $653,000 as of December 30, 2018. The following table summarize key components of our audited consolidated cash flows for the fiscal years ended December 29, 2019 and December 30, 2018:

(In thousands)

For the Fiscal Years Ended

	December 29, 2019	December 30, 2018

Net cash provided by operating activities	$3,071	$1,837
Net cash used in investing activities	(10,490)	(14,485)
Net cash provided by financing activities	6,791	13,269
(Decrease) increase in cash flows	$(628)	$621

Operating Activities

Net cash provided by operating activities increased $1,234,000 in 2019 compared to 2018. There were variations in the components of the cash from operations between the two periods. Our net loss in 2019 was $1,018,000 compared to a net loss in 2018 of $1,798,000. The adjustments to reconcile these net losses to net cash provided were $4,089,000 compared to $3,635,000 in 2018. The primary components of the adjustments included:

●	A positive adjustment to cash due to an increase in accounts payable and accrued expenses of $3,771,000 compared to $2,226,000 in 2018;

●	A positive adjustment to cash due to accretion expense related to each of the following: (i) the term loan, (ii) the preferred shares, and (iii) the acquisition purchase price payables totaling $2,505,000 compared to $624,000 in 2018;

●	A positive adjustment to cash due to an increase in dividends payable on preferred stock of $1,431,000 compared to $619,000 in 2018;

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●	A negative adjustment to cash due to a decrease in deferred income of $2,364,000 compared to $1,659,000 in 2018.

●	A negative adjustment to cash due to the recorded gain on sale of refranchised restaurants in 2019 in the amount of $1,795,000 with no comparable activity in 2018.

●	A negative adjustment to cash due to a decrease in accrued interest payable of $982,000 compared to an increase of $2,232,000 in 2018.

Investing Activities

Net cash used in investing activities decreased by $3,995,000 in 2019 compared to 2018 based primarily on the $5,263,000 difference in the amount of the cash portion of the purchase price of Elevation Burger in 2019 compared to the Hurricane and Yalla acquisitions in 2018. We also received cash proceeds from the sale of refranchised restaurants of $2,340,000 in 2019, with no comparable activity in 2018. These reductions in incremental cash used for investment purposes were partially offset by an increase in advances to affiliates in the amount of $3,711,000 during 2019 over the 2018 levels.

Financing Activities

Net cash from financing activities decreased by $6,478,000 in 2019 compared to 2018. Our repayments of borrowings were $5,873,000 higher in 2019 than in 2018. Our proceeds from the issuance of preferred stock was $6,877,000 lower during 2019 than in the prior year. These decreases in proceeds were partially offset during 2019 by an increase in proceeds from borrowings of $5,956,000 over new borrowings in 2018.

Dividends

Our Board of Directors did not declare a dividend during the thirteen weeks ended March 29, 2020.

On February 7, 2019, our Board of Directors declared a stock dividend equal to 2.13% on its common stock, representing the number of shares equal to $0.12 per share of common stock based on the closing price as of February 6, 2019. The stock dividend was paid on February 28, 2019 to stockholders of record as of the close of business on February 19, 2019. The Company issued 245,376 shares of common stock at a per share price of $5.64 in satisfaction of the stock dividend. No fractional shares were issued, instead the Company paid stockholders cash totaling $1,670 for fractional interests based on the market value of the common stock on the record date.

The declaration and payment of future dividends, as well as the amount thereof, are subject to the discretion of our Board of Directors. The amount and size of any future dividends will depend upon our future results of operations, financial condition, capital levels, cash requirements and other factors. There can be no assurance that we will declare and pay dividends in future periods.

Securitization

On March 6, 2020, we completed a whole-business securitization (the “Securitization”) through the creation of a bankruptcy-remote issuing entity, FAT Brands Royalty I, LLC (“FAT Royalty”) in which FAT Royalty issued new notes (the “Securitization Notes”) pursuant to an indenture and the supplement thereto (collectively, the “Indenture”).

The new notes consist of the following:

Note	Public Rating	Seniority	Issue Amount	Coupon	First Call Date	Final Legal Maturity Date

A-2	BB	Senior	$20,000,000	6.50%	4/27/2021	4/27/2026
B-2	B	Senior Subordinated	$20,000,000	9.00%	4/27/2021	4/27/2026

Net proceeds from the issuance of the Securitization Notes were $37,314,000, which consists of the combined face amount of $40,000,000, net of discounts of $246,000 and debt offering costs of $2,440,000. The discount and offering costs will be accreted as additional interest expense over the expected term of the Securitization Notes.

A portion of the proceeds from the Securitization was used to repay the remaining $26,771,000 in outstanding balance under the Loan and Security Agreement with Lion and to pay the Securitization debt offering costs. The remaining proceeds from the Securitization will be used for working capital.

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In connection with the Securitization, FAT Royalty and each of the FAT Brands Franchising Entities (as defined in the Indenture) entered into a Management Agreement with the Company, dated as of the Closing Date, pursuant to which the Company agreed to act as manager of the Issuer and each of the FAT Brands Franchise Entities. The Management Agreement provides for a Management Fee payable monthly by FAT Royalty to the Company in the amount of $200,000, subject to three percent (3%) annual increases. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property and operational functions on behalf of the FAT Brands Franchise Entities pursuant to the Management Agreement.

While the Securitization Notes are outstanding, scheduled payments of principal and interest are required to be made on a quarterly basis. It is expected that the Securitization Notes will be repaid prior to the Final Legal Maturity Date, with the anticipated repayment date occurring in January 2023 for the A-2 Notes and October 2023 for the B-2 Notes (the “Anticipated Repayment Dates”). If the Company has not repaid or refinanced the Securitization Notes prior to the applicable Anticipated Repayment Date, additional interest expense will begin to accrue and all additional proceeds will be trapped for full amortization, as defined in the Indenture.

The Notes are secured by substantially all of the assets of FAT Royalty, including the equity interests in the FAT Brands Franchising Entities. The restrictions placed on the Company’s subsidiaries require that the Company’s principal and interest obligations have first priority, after the payment of the Management Fee and certain other FAT Royalty expenses (as defined in the Indenture), and amounts are segregated monthly to ensure appropriate funds are reserved to pay the quarterly principal and interest amounts due. The amount of monthly cash flow that exceeds the required monthly debt service is generally remitted to the Company. Once the required obligations are satisfied, there are no further restrictions, including payment of dividends, on the cash flows of the subsidiaries.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. No Notes or any interest or participation thereof may be reoffered, resold, pledged or otherwise transferred unless such Note meets certain requirements as described in the Indenture.

The Notes are subject to certain financial and non-financial covenants, including a debt service coverage ratio calculation, as defined in the Indenture. In the event that certain covenants are not met, the Notes may become partially or fully due and payable on an accelerated schedule. In addition, the Company may voluntarily prepay, in part or in full, the Notes in accordance with the provisions in the Indenture.

Capital Expenditures

As of March 29, 2020 and December 29, 2019, we did not have any material commitments for capital expenditures.

Critical Accounting Policies and Estimates

Franchise Fees: The franchise arrangement is documented in the form of a franchise agreement. The franchise arrangement requires us to perform various activities to support the brand that do not directly transfer goods and services to the franchisee, but instead represent a single performance obligation, which is the transfer of the franchise license. The services provided by us are highly interrelated with the franchise license and are considered a single performance obligation. Franchise fee revenue from the sale of individual franchises is recognized over the term of the individual franchise agreement. Unamortized non-refundable deposits collected in relation to the sale of franchises are recorded as deferred franchise fees.

The franchise fee may be adjusted at management’s discretion or in a situation involving store transfers. Deposits are non-refundable upon acceptance of the franchise application. In the event a franchisee does not comply with their development timeline for opening franchise stores, the franchise rights may be terminated, and franchise fee revenue is recognized for non-refundable deposits.

Store opening fees – Prior to September 29, 2019, we recognized store opening fees in the amount of $35,000 to $60,000 from the up-front fees collected from franchisees upon store opening. The amount of the fee was dependent on brand and location (domestic versus international stores). The remaining balance of the up-front fees were then amortized as franchise fees over the life of the franchise agreement. If the fees collected were less than the respective store opening fee amounts, the full up-front fees were recognized at store opening. The store opening fees were based on our out-of-pocket costs for each store opening and are primarily comprised of labor expenses associated with training, store design, and supply chain setup. International fees recognized were higher due to the additional cost of travel.

During the fourth quarter of 2019, we performed a study of other public company restaurant franchisors’ application of ASC 606 and determined that a preferred, alternative industry application exists in which the store opening fee portion of the franchise fees is amortized over the life of the franchise agreement rather than at milestones of standalone performance obligations in the franchise agreements. In order to provide financial reporting consistent with other franchise industry peers, we applied this preferred, alternative application of ASC 606 during the fourth quarter of 2019 on a prospective basis. As a result of the adoption of this preferred accounting treatment under ASC 606, we discontinued the recognition of store opening fees upon store opening and began accounting for the entire up-front deposit received from franchisees as described above in Franchise Fees. A cumulative adjustment to store opening fees and franchise fees was recorded in the fourth quarter of 2019 for store opening fees recognized during the first three quarters of 2019.

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Royalties: In addition to franchise fee revenue, we collect a royalty calculated as a percentage of net sales from our franchisees. Royalties range from 0.75% to 6% and are recognized as revenue when the related sales are made by the franchisees. Royalties collected in advance of sales are classified as deferred income until earned.

Advertising: We require advertising payments based on a percent of net sales from franchisees. We also receive, from time to time, payments from vendors that are to be used for advertising. Advertising funds collected are required to be spent for specific advertising purposes. Advertising revenue and associated expense is recorded on the consolidated statement of operations. Assets and liabilities associated with the related advertising fees are reflected in the Company’s consolidated balance sheets.

Goodwill and other intangible assets: Goodwill and other intangible assets with indefinite lives, such as trademarks, are not amortized but are reviewed for impairment annually, or more frequently if indicators arise. No impairment has been identified as of March 29, 2020.

Assets classified as held for sale – Assets are classified as held for sale when we commit to a plan to sell the asset, the asset is available for immediate sale in its present condition and an active program to locate a buyer at a reasonable price has been initiated. The sale of these assets is generally expected to be completed within one year. The combined assets are valued at the lower of their carrying amount or fair value, net of costs to sell and included as current assets on the Company’s consolidated balance sheet. Assets classified as held for sale are not depreciated. However, interest attributable to the liabilities associated with assets classified as held for sale and other expenses continue to be recorded as expenses in the Company’s consolidated statement of operations.

Income taxes: We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain.

We utilize a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon the ultimate settlement.

Share-based compensation: We have a stock option plan which provides for options to purchase shares of our common stock. For grants to employees and directors, we recognize an expense for the value of options granted at their fair value at the date of grant over the vesting period in which the options are earned. Cancellations or forfeitures are accounted for as they occur. Fair values are estimated using the Black-Scholes option-pricing model. For grants to non-employees for services, we revalue the options each reporting period while the services are being performed. The adjusted value of the options is recognized as an expense over the service period.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Recently Adopted Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU adds, modifies and removes several disclosure requirements relative to the three levels of inputs used to measure fair value in accordance with Topic 820, “Fair Value Measurement.” The Company adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Company’s financial position, results of operations or cash flows.

The FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40). The new guidance reduces complexity for the accounting for costs of implementing a cloud computing service arrangement and aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The Company adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Company’s financial position, results of operations or cash flows.

The FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes: This standard removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance in certain areas, including the recognition of franchise taxes, recognition of deferred taxes for tax goodwill, allocation of taxes to members of a consolidated group, computation of annual effective tax rates related to enacted changes in tax laws, and minor improvements related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. The Company adopted this ASU on December 30, 2019. The adoption of this standard did not have a material effect on the Company’s financial position, results of operations or cash flows.

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In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Prior to this update, Topic 718 applied only to share-based transactions to employees. Consistent with the accounting requirements for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The Company adopted ASU 2018-07 as of December 31, 2018. The adoption of this accounting standard did not have a material effect on the Company’s consolidated financial statements.

In July 2018, the FASB issued ASU 2018-09, Codification Improvements. This ASU makes amendments to multiple codification Topics. The transition and effective date guidance are based on the facts and circumstances of each amendment. Some of the amendments in this ASU do not require transition guidance and will be effective upon issuance of this ASU. The Company adopted ASU 2018-09 as of December 31, 2018. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations, and disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring a lessee to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with a lease term of more than twelve months. Leases will continue to be classified as either financing or operating, with classification affecting the recognition, measurement and presentation of expenses and cash flows arising from a lease. This ASU is effective for interim and annual period beginning after December 15, 2018 and requires a modified retrospective approach to adoption for lessees related to capital and operating leases existing at, or entered into after, the earliest comparative period presented in the financial statements, with certain practical expedients available. The adoption of this standard as of December 31, 2018 resulted in the Company recording Right of Use Assets and Lease Liabilities on its audited consolidated financial statements in the amount of $4,313,000 and $4,225,000, respectively. The adoption of this standard did not have a significant effect on the amount of lease expense recognized by the Company.

Off-Balance Sheet Arrangements

As of March 29, 2020 and December 29, 2019, we did not have any off-balance sheet arrangements.

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BUSINESS

The Company

FAT Brands Inc., founded in March 2017, is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. As a franchisor, we generally do not own or operate restaurant locations, but rather generate revenue by charging franchisees initial up-front fees as well as ongoing royalties. This asset light franchisor model provides the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.

Our Concepts

As of March 29, 2020, we were the owner and franchisor of the following restaurant brands:

Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order, customizable, big, juicy, and tasty Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, French fries, onion rings, soft-drinks and milkshakes. With a legacy spanning over 70 years, Fatburger’s dedication to superior quality inspires robust loyalty amongst its customer base and has long appealed to American cultural and social leaders. We have counted many celebrities and athletes as past franchisees and customers, and we believe this prestige has been a principal driver of the brand’s strong growth. Fatburger offers a premier dining experience, demonstrating the same dedication to serving gourmet, homemade, custom-built burgers as it has since 1947. As of March 29, 2020, there were 166 franchised and sub-franchised Fatburger locations across eight states and 15 countries.

Buffalo’s Cafe. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations). As of March 29, 2020, there were 18 franchised Buffalo’s Cafe and 94 co-branded Fatburger / Buffalo’s Express locations globally.

Ponderosa & Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963 (collectively, “Ponderosa”), offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcase of USDA flame-grilled steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics. As of March 29, 2020, there were 74 Ponderosa and 13 Bonanza restaurants operating under franchise and sub-franchise agreements in 16 states and five countries.

Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express. The Company acquired the Hurricane brand on July 3, 2018 and began consolidating Hurricane’s financial results effective with that date. As of March 29, 2020, there were 48 franchised Hurricane Grill & Wings and 1 franchised Hurricane BTW (Hurricane’s fast-casual burgers, tacos & wings concept), across six states.

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Yalla Mediterranean. Founded in 2014, Yalla Mediterranean is a Los Angeles-based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla” which means “let’s go” is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that includes vegetarian, vegan, gluten-free and dairy-free options accommodating customers with a wide variety of dietary needs and preferences. The brand demonstrates its commitment to the environment by using responsibly sourced proteins and utensils, bowls and serving trays made from compostable materials. Each of Yalla’s seven locations across California also feature on-tap selections of craft beers and fine wines. The Company completed the Yalla Mediterranean transaction on December 3, 2018 and began consolidating Yalla Mediterranean’s financial results effective that date. As of March 29, 2020, we have converted two Yalla restaurants into franchised operations. We intend to sell the remaining existing Yalla locations to franchisees and expand the business through additional franchising.

Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and French fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally-friendly operating practices including responsible sourcing of ingredients, robust recycling programs intended to reduce carbon footprint, and store décor constructed of eco-friendly materials. The acquisition of Elevation Burger in June 2019 aligns with our corporate mission of providing fresh, authentic and tasty products to the customers of our franchisees and complements our existing burger brand, Fatburger. The Company acquired the Elevation Burger brand on June 19, 2019 and began consolidating Elevation Burger’s financial results effective with that date. As of March 29, 2020, there were 42 franchised Elevation Burger locations across six states and four countries.

Beyond our current brand portfolio, we intend to acquire other restaurant franchise concepts that will allow us to offer additional food categories and expand our geographic footprint. In evaluating potential acquisitions, we specifically seek concepts with the following characteristics:

●	established, widely recognized brands;
●	steady cash flows;
●	track records of long-term, sustainable operating performance;
●	good relationships with franchisees;
●	sustainable operating performance;
●	geographic diversification; and
●	growth potential, both geographically and through co-branding initiatives across our portfolio.

Leveraging our scalable management platform, we expect to achieve cost synergies post-acquisition by reducing the corporate overhead of the acquired company – most notably in the legal, accounting and finance functions. We also plan to grow the top line revenues of newly acquired brands through support from our management and systems platform, including public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support.

As of March 29, 2020, there were 369 restaurant locations across 19 countries and 28 U.S. States, with 226 of these locations in North America. Our franchisee base consisted of 176 franchisees as of March 29, 2020, 59 of which operate multiple units. These locations generated store level sales in excess of $390 million in 2019 and approximately $85 million in the first quarter of 2020. During the first quarter of 2020, our franchisees opened seven new restaurant locations, and as of March 29, 2020, we had a new restaurant pipeline of over 200 locations across our brands. For the trailing twelve months ended March 29, 2020, the Company recognized revenue of $22.1 million and generated adjusted EBITDA of $6.4 million.

The FAT Brands Difference – Fresh. Authentic. Tasty.

Our name represents the values that we embrace as a company and the food that we provide to customers – Fresh. Authentic. Tasty (which we refer to as “FAT”). The success of our franchisor model is tied to consistent delivery by our restaurant operators of freshly prepared, made-to-order food that our customers desire. With the input of our customers and franchisees, we continually strive to keep a fresh perspective on our brands by enhancing our existing menu offerings and introducing appealing new menu items. When enhancing our offerings, we ensure that any changes are consistent with the core identity and attributes of our brands, although we do not intend to adapt our brands to be all things to all people. In conjunction with our restaurant operators (which means the individuals who manage and/or own our franchised restaurants), we are committed to delivering authentic, consistent brand experiences that have strong brand identity with customers. Ultimately, we understand that we are only as good as the last meal served, and we are dedicated to having our franchisees consistently deliver tasty, high-quality food and positive guest experiences in their restaurants.

In pursuing acquisitions and entering new restaurant brands, we are committed to instilling our FAT Brands values into new restaurant concepts. As our restaurant portfolio continues to grow, we believe that both our franchisees and diners will recognize and value this ongoing commitment as they enjoy a wider concept offering.

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Competitive Strengths

We believe that our competitive strengths include:

●	Management Platform Built for Growth. We have developed a robust and comprehensive management and systems platform designed to support the expansion of our existing brands while enabling the accretive and efficient acquisition and integration of additional restaurant concepts. We dedicate our considerable resources and industry knowledge to promote the success of our franchisees, offering them multiple support services such as public relations, marketing and advertising, supply chain assistance, site selection analysis, staff training and operational oversight and support. Furthermore, our platform is scalable and adaptable, allowing us to incorporate new concepts into the FAT Brands family with minimal incremental corporate costs. We intend to grow our existing brands as well as make strategic and opportunistic acquisitions that complement our existing portfolio of concepts providing an entrance into targeted restaurant segments. We believe that our platform is a key differentiator in pursuing this strategy. For example, prior to our acquisition of the Hurricane brand, same-store sales had declined by 4.7%. For the fiscal year 2019, under our management, same store sales grew by 6.4% and 8.3% for the fourth quarter of 2019.

●	Asset Light Business Model Driving High Free Cash Flow Conversion. We maintain an asset light business model requiring minimal capital expenditures by franchising our restaurant concepts to our owner / operators. The multi-brand franchisor model also enables us to efficiently scale the number of restaurant locations with very limited incremental corporate overhead and minimal exposure to store-level risk, such as long-term real estate commitments and increases in employee wage costs. Our multi-brand approach also gives us the organizational depth to provide a host of services to our franchisees, which we believe enhances their financial and operational performance. As a result, new store growth and accelerating financial performance of the FAT Brands network drive increases in our franchise fee and royalty revenue streams while expanding profit and free cash flow margins.

●	Strong Brands Aligned with FAT Brands Vision. We have an enviable track record of delivering Fresh, Authentic, and Tasty meals across our franchise system. Our Fatburger and Buffalo’s concepts have built distinctive brand identities within their respective segments, providing made-to-order, high-quality food at competitive prices. The Ponderosa and Bonanza brands deliver an authentic American steakhouse experience with which customers identify. Hurricane Grill & Wings offer customers fresh, jumbo chicken wings with an assortment of sauces and rubs in a casual dining atmosphere. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting. Our newest acquisition, Elevation Burger, was the first organic burger chain, serving premium grass-fed beef patties and heart-healthy olive oil fries in a family and eco-friendly environment. Maintaining alignment with the FAT Brands vision across an expanding platform, we believe that our concepts will appeal to a broad base of domestic and global consumers.

●	Experienced and Diverse Global Franchisee Network. We have a new restaurant pipeline of over 200 locations across our brands. The acquisition of additional restaurant franchisors will also increase the number of restaurants operated by our existing franchisee network. Additionally, our franchise development team has built an attractive pipeline of new potential franchisees, with many experienced restaurant operators and new entrepreneurs eager to join the FAT Brands family.

●	Ability to Cross-Sell Existing Franchisees Concepts from the FAT Brands Portfolio. Our ability to easily, and efficiently, cross-sell our existing franchisees new brands from our FAT Brands portfolio affords us the ability to grow more quickly and satisfy our existing franchisees’ demands to expand their organizations. By having the ability to offer our franchisees a variety of concepts (i.e., a fast-casual better-burger concept, a fast-casual chicken wing concept, a casual dining concept, a healthful Mediterranean menu concept and steakhouse concepts) from the FAT Brands portfolio, our existing franchisees are able to acquire the rights to, and develop, their respective markets with a well-rounded portfolio of FAT Brands concept offerings affording them the ability to strategically satisfy their respective market demands by developing our various concepts where opportunities are available. For example, franchisees have opened seven co-branded Fatburger and Buffalo’s in 2020, and a franchisee is planning to open a co-branded Elevation and Hurricane location in the third quarter of 2020.

●	Seasoned and Passionate Management Team. Our management team and employees are critical to our success. Our senior leadership team has more than 200 years of combined experience in the restaurant industry, and many have been a part of our team since the acquisition of the Fatburger brand in 2003. We believe that our management team has the track record and vision to leverage the FAT Brands platform to achieve significant future growth. In addition, through their holdings in FCCG, our senior executives own a significant equity interest in the company, ensuring long-term commitment and alignment with our public shareholders. Our management team is complemented by an accomplished Board of Directors.

Growth Strategy

The principal elements of our growth strategy include:

●	Opportunistically Acquire New Brands. Our management platform was developed to cost-effectively and seamlessly scale with new restaurant concept acquisitions. Our acquisitions of the Hurricane Grill & Wings, Yalla Mediterranean and Elevation Burger brands are a continuation of this growth strategy. We have identified food categories that appeal to a broad international base of customers, targeting the burgers, chicken, pizza, steak, coffee, sandwich and dessert segments for future growth. We have developed a strong and actionable pipeline of potential acquisition opportunities to achieve our objectives. We seek concepts with established, widely recognized brands, steady cash flows, track records of long-term, good relationships with franchisees, sustainable operating performance, geographic diversification and growth potential, both geographically and through co-branding initiatives across our portfolio. We approach acquisitions from a value perspective, targeting modest multiples of franchise-level cash flow valuations to ensure that acquisitions are immediately accretive to our earnings prior to anticipated synergies.

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●	Optimize Capital Structure to Enable Profitable Growth through Acquisitions. While we believe our existing business can be funded through cash generated from current operations, we intend to finance future acquisitions of restaurant brands through the issuance of debt and equity financing placed with investors and issued directly to sellers of restaurant brands. We continue to pursue various financing alternatives, with the goal of reducing and optimizing our all-in cost of capital and providing us with the means to pursue larger and more profitable acquisitions.

●	Accelerate Same-Store Sales Growth. While the impact of COVID-19 has recently reduced consumer traffic at our restaurants, we continue to pursue a strategy of increasing same-store sales. Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. To optimize restaurant performance, we have embraced a multi-faceted same-store sales growth strategy. We utilize customer feedback and closely analyze sales data to introduce, test and perfect existing and new menu items. In addition, we regularly utilize public relations and experiential marketing, which we leverage via social media and targeted digital advertising to expand the reach of our brands and to drive traffic to our stores. Furthermore, we have embraced emerging technology to develop our own brand-specific mobile applications, allowing guests to find restaurants, order online, earn rewards and join our e-marketing providers. We have also partnered with third-party delivery service providers, including UberEATS, Grub Hub, Amazon Restaurants and Postmates, which provide online and app-based delivery services and constitute a new sales channel for our existing locations. Finally, many of our franchisees have been pursuing a robust capital expenditure program to remodel legacy restaurants and to opportunistically co-brand them with our Buffalo’s Express and / or Fat Bar concepts (serving beer, wine, spirits and cocktails).

●	Drive Store Growth through Co-Branding, Virtual Restaurants, and Cloud Kitchens. We franchise co-branded Fatburger / Buffalo’s Express locations, giving franchisees the flexibility of offering multiple concepts, while sharing kitchen space, resulting in a higher average check (compared to stand-alone Fatburger locations). Franchisees benefit by serving a broader customer base, and we estimate that co-branding results in a 20%-30% increase in average unit volume compared to stand-alone locations with minimal incremental cost to franchisees. Our acquisition strategy reinforces the importance of co-branding, as we expect to offer each of the complementary brands that we acquire to our existing franchisees on a co-branded basis.

In addition to driving growth through co-branding opportunities, we are leveraging the current industry trend of virtual restaurants, whereby one (or more) of our brands serves its food out of the kitchen of another brand for online delivery only, and cloud kitchens, whereby restaurants open without a customer-facing store-front solely for the purpose of servicing delivery or virtual kitchens. Virtual restaurants and cloud kitchens allow us to introduce our brands in geographic areas where previously unknown such as introducing selected menu items from Hurricane Grill & Wings to the Southern California market through the preparation in and delivery from Fatburger franchised restaurants via a program with UberEats. As of March 29, 2020, the Company had 27 of the virtual Hurricane kitchens.

●	Extend Brands into New Segments. We have a strong track record of extending our brands into new segments, and we believe that we have a significant opportunity to capture new markets by strategically adapting our concepts while reinforcing the brand identity. In addition to dramatically expanding the traditional Buffalo’s Cafe customer base through Fatburger / Buffalo’s Express co-branding, we have also begun evaluating opportunities to leverage the Buffalo’s brand by promoting Buffalo’s Express on a stand-alone basis. Furthermore, we have also begun the roll-out of Fat Bars (serving beer, wine, spirits and cocktails), which we are opportunistically introducing to select existing Fatburger locations on a modular basis. Similarly, we plan to create smaller-scale, fast casual Ponderosa and Bonanza concepts, to drive new store growth, particularly internationally.

●	Continue Expanding FAT Brands Internationally. We have a significant global presence, with international franchised stores in Qatar, Canada, United Kingdom, Philippines, Malaysia, Tunisia, Singapore, Panama, Saudi Arabia, Pakistan, Kuwait, United Arab Emirates, Iraq, China, Indonesia, Japan, Egypt, Taiwan, Bahrain, India, and Puerto Rico. We believe that the appeal of our Fresh, Authentic, and Tasty concepts is global, and we are targeting further penetration of Middle Eastern and Asian markets, particularly through leveraging the Fatburger and Elevation brands.

●	Enhance Footprint in Existing Markets through Current Franchisee Networks. We had 176 franchisees who collectively operated more than 364 restaurants as of March 29, 2020. While the impact of COVID-19 has temporarily reduced or delayed new store commitments and openings, our existing and new franchisees have made substantial commitments for new stores and locations across our brands. Beyond these existing commitments, we have found that many of our franchisees have grown their businesses over time, increasing the number of stores operated in their organizations and expanding their concept offerings across the FAT Brands portfolio of concepts.

●	Attract New Franchisees in Existing and Unpenetrated Markets. In addition to the large pipeline of new store commitments from current franchisees, we believe the existing markets for Fatburger, Buffalo’s Cafe, Buffalo’s Express, Ponderosa, Bonanza, Hurricane, Yalla and Elevation Burger locations are far from saturated and can support a significant increase in units. Furthermore, new franchisee relationships represent the optimal way for our brands to penetrate geographic markets where we do not currently operate. In many cases, prospective franchisees have experience in and knowledge of markets where we are not currently active, facilitating a smoother brand introduction than we or our existing franchisees could achieve independently. We generate franchisee leads through various channels, including franchisee referrals, traditional and non-traditional franchise brokers and broker networks, franchise development advertising, and franchise trade shows and conventions.

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Franchise Program – FAT Brands

General. We utilize a franchise development strategy as our primary method for new store growth by leveraging the interest of our existing franchisees and those potential franchisees with an entrepreneurial spirit looking to launch their own business. We have a rigorous franchisee qualification and selection process to ensure that each franchisee meets our strict brand standards.

Fatburger Franchise Agreements. For Fatburger locations, the current franchise agreement provides for an initial franchise fee of $50,000 per store ($65,000 per store internationally) and a royalty fee of 2% to 6% of net sales on a 15-year term. For 2019, the average royalty rate was 4.7%. In addition, the franchisee must also pay an advertising fee of approximately 3% of net sales on local marketing and approximately 1% of net sales on international marketing.

Buffalo’s Franchise Agreements. For Buffalo’s Cafe and Buffalo’s Express locations, the current franchise agreement provides for an initial franchise fee of $50,000 per store and a royalty fee of 2.5% to 6% of gross sales on a 15-year term. For 2019, the average royalty rate was 3.8%. In addition, the Buffalo’s Cafe franchisee agrees to pay an advertising fee of 2% of net sales on local marketing and 2% of net sales to the Buffalo’s Cafe advertising fund. For Buffalo’s Express locations, the franchisee pays approximately 1% of net sales on local store marketing and approximately 3% of net sales to the Buffalo’s Express advertising fund.

Ponderosa / Bonanza Franchise Agreements. For Ponderosa locations, the current franchise agreement provides for an initial franchise fee of $40,000 per store and a royalty fee of 0.75% to 4% of net sales on a 15-year term. For 2019, the average royalty rate was 2.7%. In addition, currently franchisees are paying approximately 0.5% of net sales to a pooled advertising fund. For Bonanza locations, the current franchise agreement provides for an initial franchise fee of $40,000 per store and a royalty fee of 0.75% to 4% of net sales on a 15-year term. For 2019, the average royalty rate was 2.2% In addition, currently franchisees are paying approximately 0.5% of net sales to a pooled advertising fund.

Hurricane Franchise Agreements. For Hurricane locations, the current franchise agreement provides for an initial franchise fee of $50,000 per store and a royalty fee of 6% of net sales on a 15-year term. For 2019, the average royalty rate was 4.2%. In addition, the franchisee must also pay an advertising fee of 2% of net sales to a pooled advertising fund.

Yalla Mediterranean Franchise Agreements. For franchised Yalla locations, the current franchise agreement provides for an initial franchise fee of $50,000 per store and a royalty fee of 6% of net sales on a 15-year term. For 2019, the average royalty rate was 6%. In addition, the franchisee must also pay an advertising fee of 2% of net sales to a pooled advertising fund.

Elevation Burger Franchise Agreements. For franchised Elevation locations, the current franchise agreement provides for an initial franchise fee of $50,000 per store and a royalty fee of 6% of net sales on a 15-year term. For 2019, the average royalty rate was 5.6%. In addition, the franchisee must also pay an advertising fee of 1.5% of net sales to a pooled advertising fund.

Development Agreements. We use development agreements to facilitate the planned expansion of Fatburger and Buffalo’s restaurants through single and multiple unit development. During 2019, many of our new Fatburger openings occurred as a result of existing development agreements. In addition, through our acquisition of Hurricane and Elevation, we acquired certain development agreements. Each development agreement gives a developer the exclusive right to construct, own and operate stores within a defined area. In exchange, the franchisee agrees to open a minimum number of stores in the area in a prescribed time period. Franchisees that enter into development agreements are required to pay a fee, which is credited against franchise fees due when the store is opened in the future. Franchisees may forfeit such fees and lose their rights to future development if they do not maintain the required schedule of openings.

Franchisee Support – FAT Brands

Marketing

Our Fresh, Authentic and Tasty values are the anchor that inspires our marketing efforts. Our resolve to maintain our premium positioning, derived from the FAT Brands’ values, is reinforced by our management platform, capital light business model, experienced and diverse global franchisee network and seasoned and passionate management team. Although our marketing and advertising programs are concept-specific, we believe that our patrons appreciate the value of their experiences visiting our establishments and, thus, the core of our marketing strategy is to engage and dialogue with customers at our restaurant locations as well as through social media.

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Our Fresh, Authentic and Tasty values are an invitation for our guests to align with FAT Brands’ commitment to consistently deliver freshly prepared, made-to-order food that customers desire. We are dedicated to keeping a fresh perspective on our concepts, perfecting our existing menu offerings as well as introducing appealing new items. We ensure that any changes are consistent with the core identity of our brands, and we will not adapt our brands to be all things to all people.

Our marketing initiatives include a robust mix of local community marketing, in-store campaigns, product placements, partnerships, promotions, social media, influencer marketing, traditional media and word of mouth advertising. Corresponding with the evolutionary shift in how customers receive content and engage with media and brands today, we have also dramatically increased our focus on mobile, social, and digital advertising to leverage the content we generate from public relations and experiential marketing in order to better connect with customers, sharing information about new menu offerings, promotions, new store openings and other relevant FAT Brands information. Currently, across our brands, we have over 17,500 Twitter™ followers, 75,000 Instagram™ followers and over 1,000,000 Facebook™ likes. We communicate with customers in creative and organic ways that fortify our connections with them and increase brand awareness.

Site Selection and Development.

Our franchisees work alongside our franchise development department during the search, review, leasing and development process for a new restaurant location. Typically, it takes between 60 and 90 days from the time we sign an agreement with a franchisee until that franchisee signs a lease. When selecting a location, our team assists franchisees in seeking locations with the following site characteristics:

●	Average Daily Traffic: 35,000+ people
●	Access: Easy, distinguishable, and preferably with signaled entry and intersection; two-to-three curb cuts to center and entry from two streets
●	Activity Generators: Going home traffic side, easily accessible for lunchtime traffic (pedestrian and automobile), high-frequency specialty retail and storefront urban corridors with convenient parking
●	Lease Terms: Five-year minimum with four five-year options; fixed rates preferred
●	Visibility: Site and signage must be highly visible from street and/or traffic generators, ideally visible from at least 500 feet in two directions

Supply Chain Assistance

FAT Brands has always been committed to seeking out and working with best-in-class suppliers and distribution networks on behalf of our franchisees. Our Fresh, Authentic and Tasty vision guides us in how we source and develop our ingredients, always looking for the best ways to provide top quality food that is as competitively priced as possible for our franchisees and their customers. We utilize a third-party purchasing and consulting company that provides distribution, rebate collection, product negotiations, audits and sourcing services focusing on negotiating distributor, vendor and manufacturer contracts, thereby ensuring that our brands receive meaningful buying power for our franchisees. Our Supply Chain team has developed a reliable supply chain and continues to focus on identifying additional back-ups to avoid any possible interruption of service and product globally for our franchisees. We have a regional strategy for ground beef supply to ensure that our franchisees are always serving a proprietary blend of freshly ground and never frozen beef in their stores in the continental United States for Fatburger, while our Elevation Burger franchisees utilize another supplier that provides the organic, grass-fed beef associated with that brand. Internationally, we utilize the same strategy market-by-market in each country in which our franchisees operate. Domestically, our franchisees utilize the same, Southern California based, beef supplier for all of the U.S. Fatburger locations. Similarly, our franchisees utilize the same, South East United States based, beef supplier for Buffalo’s Cafe. Ponderosa and Bonanza Steakhouses franchisees utilize contracted beef suppliers as do those of our Hurricane brand. Internationally, we have a select group of beef suppliers providing product to our franchisees market-by-market for each brand. We utilize the same procurement strategies on behalf of our franchisees for the poultry, produce, and Mediterranean offerings.

Domestically, FAT Brands has distribution agreements with broadline national distributors as well as regional providers. Internationally, our franchisees have distribution agreements with different providers market-by-market. We utilize distribution centers operated by our distributors. Our broadline national distributors are the main purchasing link in the United States among many of our suppliers, and distribute most of our dry, refrigerated and frozen goods, non-alcoholic beverages, paper goods and cleaning supplies. Internationally, distributors are also used to provide the majority of products to our franchisees.

Food Safety and Quality Assurance. Food safety is a top priority of FAT Brands. As such, we maintain rigorous safety standards for our menu offerings. We have carefully selected preferred suppliers that adhere to our safety standards, and our franchisees are required to source their ingredients from these approved suppliers. Furthermore, our commitment to food safety is strengthened through the direct relationship between our Supply Chain and Field Consultant Assistance teams.

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Management Information Systems. FAT Brands restaurants utilize a variety of back-office, computerized and manual, point-of-sale systems and tools, which we believe are scalable to support our growth plans. We utilize these systems following a multi-faceted approach to monitor restaurants operational performance, food safety, quality control, customer feedback and profitability.

The point-of-sale systems are designed specifically for the restaurant industry and we use many customized features to evaluate and increase operational performance, provide data analysis, marketing promotional tracking, guest and table management, high-speed credit card and gift card processing, daily transaction data, daily sales information, product mix, average transaction size, order modes, revenue centers and other key business intelligence data. Utilizing these point-of-sale systems back-end, web-based, enterprise level, software solution dashboards, our home office and Franchise Operations Consultant Support staff are provided with real-time access to detailed business data which allows for our home office and Franchise Operations Consultant Support staff to closely, and remotely, monitor stores performance and assist in providing focused and timely support to our franchisees. Furthermore, these systems supply sales, bank deposit and variance data to our accounting department on a daily basis, and we use this data to generate daily sales information and weekly consolidated reports regarding sales and other key measures for each restaurant with final reports following the end of each period.

In addition to utilizing these point-of-sale systems, FAT Brands utilizes systems which provide detailed, real-time (and historical) operational data for all locations, allowing our management team to track product inventories, equipment temperatures, repair and maintenance schedules, intra-shift team communications, consistency in following standard operating procedures and tracking of tasks. FAT Brands also utilizes a web-based employee scheduling software program providing franchisees, and their management teams, increased flexibility and awareness of scheduling needs allowing them to efficiently, and appropriately, manage their labor costs and store staffing requirements/needs. Lastly, FAT Brands utilizes a proprietary customer feedback system allowing customers to provide feedback in real-time to our entire management team, franchisees and store managers.

Field Consultant Assistance.

In conjunction with utilizing the FAT Brands Management Information Systems, FAT Brands has a team of dedicated Franchise Operations Consultant Support staff who oversee designated market areas and specific subsets of restaurants. Our Franchise Operations Consultant Support staff work in the field daily with franchisees, and their management teams, to ensure that the integrity of all FAT Brands concepts are upheld and that franchisees are utilizing the tools and systems FAT Brands requires in order to optimize and accelerate franchisee profitability. FAT Brands Franchise Operations Consultant Support staff responsibilities include (but are not limited to):

●	Conducting announced and un-announced store visits and evaluations
●	Continuous training and re-training of new and existing franchise operations
●	Conducting quarterly workshops for franchisees and their management teams
●	Development and collection of monthly profit and loss statements for each store
●	Store set-up, training, oversight and support for pre- and post- new store openings
●	Training, oversight and implementation of in-store marketing initiatives
●	Inspections of equipment, temperatures, food-handling procedures, customer service, products in store, cleanliness, and team member attitude

Training, Pre-Opening Assistance and Opening Support

FAT Brands offers Executive level and Operational level training programs to its franchisees, pre-opening assistance and opening assistance. Once open, FAT Brands constantly provides ongoing operational and marketing support to our franchisees by assisting their management teams in effectively operating their restaurants and increasing their stores financial profitability.

Competition

As a franchisor, our most important direct customers are our franchisees, who own and operate FAT Brands restaurants. Our competitors for franchisees include well-established national, regional or local franchisors with franchises in the geographies or restaurant segments in which we operate or in which we intend to operate.

Our franchisees compete in the fast casual and casual dining segments of the restaurant industry, a highly competitive industry in terms of price, service, location, and food quality. The restaurant industry is often affected by changes in consumer trends, economic conditions, demographics, traffic patterns, and concern about the nutritional content of fast casual foods. Furthermore, there are many well-established competitors with substantially greater financial resources, including a number of national, regional, and local fast casual, casual dining, and convenience stores. The restaurant industry also has few barriers to entry and new competitors may emerge at any time.

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Food Safety

Food safety is a top priority. As such, we maintain rigorous safety standards for each menu item. We have carefully selected preferred food suppliers that adhere to our safety standards, and our franchisees are required to source their ingredients from these approved suppliers.

Seasonality

Our franchisees have not historically experienced significant seasonal variability in their financial performance.

Intellectual Property

We own, domestically and internationally, valuable intellectual property including trademarks, service marks, trade secrets and other proprietary information related to our restaurant and corporate brands. This intellectual property includes logos and trademarks which are of material importance to our business. Depending on the jurisdiction, trademarks and service marks generally are valid as long as they are used and/or registered. We seek to actively protect and defend our intellectual property from infringement and misuse.

Employees

As of March 29, 2020, our company, including our subsidiaries, employed approximately 49 people. We believe that we have good relations with our employees.

Government Regulation

U.S. Operations. Our U.S. operations are subject to various federal, state and local laws affecting our business, primarily laws and regulations concerning the franchisor/franchisee relationship, marketing, food labeling, sanitation and safety. Each of our franchised restaurants in the U.S. must comply with licensing and regulation by a number of governmental authorities, which include health, sanitation, safety, fire and zoning agencies in the state and/or municipality in which the restaurant is located. To date, we have not been materially adversely affected by such licensing and regulation or by any difficulty, delay or failure to obtain required licenses or approvals.

International Operations. Our restaurants outside the U.S. are subject to national and local laws and regulations which are similar to those affecting U.S. restaurants. The restaurants outside the U.S. are also subject to tariffs and regulations on imported commodities and equipment and laws regulating foreign investment, as well as anti-bribery and anti-corruption laws.

See “Risk Factors” for a discussion of risks relating to federal, state, local and international regulation of our business.

Certain Legal Proceedings

Eric Rojany, et al. v. FAT Brands Inc., et al., Superior Court of California for the County of Los Angeles, Case No. BC708539, and Daniel Alden, et al. v. FAT Brands Inc., et al., Superior Court of California for the County of Los Angeles, Case No. BC716017.

On June 7, 2018, FAT Brands, Inc., Andrew Wiederhorn, Ron Roe, James Neuhauser, Edward H. Rensi, Marc L. Holtzman, Squire Junger, Silvia Kessel, Jeff Lotman, Fog Cutter Capital Group Inc., and Tripoint Global Equities, LLC (collectively, the “Original Defendants”) were named as defendants in a putative securities class action lawsuit entitled Rojany v. FAT Brands, Inc., Case No. BC708539 (the “Rojany Case”), in the Superior Court of the State of California, County of Los Angeles. On July 31, 2018, the Rojany Case was designated as complex, pursuant to Rule 3.400 of the California Rules of Court, and assigned the matter to the Complex Litigation Program. On August 2, 2018, the Original Defendants were named defendants in a second putative class action lawsuit, Alden v. FAT Brands, Case No. BC716017 (the “Alden Case”), filed in the same court. On September 17, 2018, the Rojany and Alden Cases were consolidated under the Rojany Case number. On October 10, 2018, plaintiffs Eric Rojany, Daniel Alden, Christopher Hazelton-Harrington and Byron Marin (“Plaintiffs”) filed a First Amended Consolidated Complaint against FAT Brands, Inc., Andrew Wiederhorn, Ron Roe, James Neuhauser, Edward H. Rensi, Fog Cutter Capital Group Inc., and Tripoint Global Equities, LLC (collectively, “Defendants”), thereby removing Marc L. Holtzman, Squire Junger, Silvia Kessel and Jeff Lotman as defendants. On November 13, 2018, Defendants filed a Demurrer to First Amended Consolidated Complaint. On January 25, 2019, the Court sustained Defendants’ Demurrer to First Amended Consolidated Complaint with Leave to Amend in Part. Plaintiffs filed a Second Amended Consolidated Complaint on February 25, 2019. On March 27, 2019, Defendants filed a Demurrer to the Second Amended Consolidated Complaint. On July 31, 2019, the Court sustained Defendants’ Demurrer to the Second Amended Complaint in Part, narrowing the scope of the case. Defendants filed their Answer to the Second Amended Consolidated Complaint on November 12, 2019. On January 29, 2020, Plaintiffs filed a Motion for Class Certification. Plaintiffs’ Motion for Class Certification is fully briefed, and the hearing on Plaintiffs’ Motion for Class Certification is set for September 10, 2020. Defendants dispute Plaintiffs’ allegations and will continue to vigorously defend themselves in this litigation.

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Adam Vignola, et al. v. FAT Brands Inc., et al., United States District Court for the Central District of California, Case No. 2:18-cv-07469.

On August 24, 2018, the Original Defendants were named as defendants in a putative securities class action lawsuit entitled Vignola v. FAT Brands, Inc., Case No. 2:18-cv-07469-PSG-PLA, in the United States District Court for the Central District of California. On October 23, 2018, Charles Jordan and David Kovacs (collectively, “Lead Plaintiffs”) moved to be appointed lead plaintiffs, and the Court granted Lead Plaintiffs’ motion on November 16, 2018. On January 15, 2019, Lead Plaintiffs filed a First Amended Class Action Complaint against the Original Defendants. The allegations and claims for relief asserted in Vignola are substantively identical to those asserted in the Rojany Case. Defendants filed a Motion to Dismiss First Amended Class Action Complaint, or, in the Alternative, to Stay the Action In Favor of a Prior Pending Action. On June 14, 2019, the Court denied Defendants’ motion to stay but granted Defendants’ motion to dismiss the First Amended Class Action Complaint, with Leave to Amend. Lead Plaintiffs filed a Second Amended Class Action Complaint on August 5, 2019. On September 9, 2019, Defendants’ filed a Motion to Dismiss the Second Amended Class Action Complaint. On December 17, 2019, the Court granted Defendants’ Motion to Dismiss the Second Amended Class Action Complaint in Part, Without Leave to Amend. The allegations remaining in Vignola are substantively identical to those remaining in the Rojany Case. Defendants filed their Answer to the Second Amended Class Action Complaint on January 14, 2020. On December 27, 2019, Lead Plaintiffs filed a Motion for Class Certification. By order entered March 16, 2020, the Court denied Lead Plaintiffs’ Motion for Class Certification. By order entered April 1, 2020, the Court set various deadlines for the case, including a fact discovery cut-off of December 29, 2020, expert discovery cut-off of February 23, 2021 and trial date of March 30, 2021. Defendants dispute Lead Plaintiffs’ allegations and will continue to vigorously defend themselves in this litigation

The Company is obligated to indemnify its officers and directors to the extent permitted by applicable law in connection with the above actions, and has insurance for such individuals, to the extent of the limits of the applicable insurance policies and subject to potential reservations of rights. The Company is also obligated to indemnify Tripoint Global Equities, LLC under certain conditions relating to the Rojany and Vignola matters. These proceedings are ongoing and the Company is unable to predict the ultimate outcome of these matters. There can be no assurance that the defendants will be successful in defending against these actions.

The Company is involved in other claims and legal proceedings from time-to-time that arise in the ordinary course of business. The Company does not believe that the ultimate resolution of these actions will have a material adverse effect on its business, financial condition, results of operations, liquidity or capital resources.

Our Corporate Information

FAT Brands Inc. was formed as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus.

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements and other information with the SEC. The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549, and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this Annual Report. Further, our references to the URLs for these websites are intended to be inactive textual references only. We also make the documents listed above available without charge through the Investor Relations Section of our website at www.fatbrands.com.

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MANAGEMENT

Directors

Below is a list of the names and ages, as of the date of this prospectus, of our directors and executive officers (the “named executive officers”), and a description of the business experience of each of them.

Name	Age	Position
Andrew A. Wiederhorn	54	President and Chief Executive Officer, Director
Rebecca D. Hershinger	46	Chief Financial Officer
Donald J. Berchtold	74	Executive Vice President and Chief Concept Officer
Ron Roe	43	Senior Vice President of Finance
Gregg Nettleton	64	President and Chief Operating Officer, Casual Dining Division
Edward H. Rensi	75	Chairman of the Board of Directors
Squire Junger	70	Director
James Neuhauser	61	Director

Executive Officers and Directors

Andrew A. Wiederhorn has served as a director and President and Chief Executive Officer of FAT Brands Inc. since its formation. Mr. Wiederhorn has served as the Chairman of the board of directors and Chief Executive Officer of Fatburger North America, Inc. since 2006 and Buffalo’s Franchise Concepts, Inc. since 2011. He also served as the Chairman of the board of directors and Chief Executive Officer of Fog Cutter Capital Group Inc. since its formation in 1997. Mr. Wiederhorn previously founded and served as the Chairman of the board of directors and Chief Executive Officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the board of directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn was featured as the Fatburger CEO on the CBS television program “Undercover Boss” in 2013. Mr. Wiederhorn was selected to our Board of Directors because of his role in our founding and long career in hospitality, and because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations and hospitality businesses.

Rebecca D. Hershinger has served as our Chief Financial Officer and Corporate Secretary since August 16, 2018. Ms. Hershinger previously served as the Chief Financial Officer of Genius Brands International, Inc., a publicly traded global children’s media company that creates and licenses animated entertainment content, from April 2016 to April 2018. She also served as the Chief Financial Officer of Genius from October 2014 through June 2015 after consulting with the company beginning in March 2014. In 2012, she founded CFO Advisory Services Inc., an accounting and business advisory services firm, headquartered in Park City, UT. From 2008 through 2012, Ms. Hershinger was Chief Financial Officer and Vice President, Finance & Corporate Development for SpectrumDNA, Inc., a publicly traded, but currently inactive, social media marketing and application development company that had been located in Park City, UT. Ms. Hershinger was an independent financial consultant in San Francisco between 2007 and 2008. Ms. Hershinger was employed by Metro-Goldwyn-Mayer, Inc. in Los Angeles, California from 1999 to 2005, holding various positions ultimately rising to the level of Vice President, Finance & Corporate Development. Between 1995 and 1998, Ms. Hershinger worked as an analyst for JP Morgan Chase & Co. in Los Angeles and New York. Ms. Hershinger received her Bachelor of Science in Business Administration from Georgetown University, McDonough School of Business, in Washington, D.C. and a Masters in Business Administration from The Wharton School, University of Pennsylvania. She also completed studies at the International Finance & Comparative Business Policy Program at Oxford University, Oxford England.

Donald J. Berchtold currently serves as our Executive Vice President and Chief Concept Officer. Prior to February 20, 2018, Mr. Berchtold served as the President and Chief Operating Officer of Fatburger North America. Mr. Berchtold has also served as the President and Chief Operating Officer of FCCG since 2006 and in various other positions at FCCG prior to 2006. From 1991 to 1999, Mr. Berchtold served as Senior Vice President of Wilshire Financial Services Group Inc. and its sister company Wilshire Credit Corporation. Prior to 1990, Mr. Berchtold was the owner-operator of his own business that included a dinner house, catering company and other food service concepts, and was active in the Restaurants of Oregon Association. Mr. Berchtold holds a BSC degree in Finance and Marketing from the University of Santa Clara.

Ron Roe currently serves as our Senior Vice President of Finance. Prior to August 16, 2018, Mr. Roe served as our Chief Financial Officer since 2009 and served as our Vice President of Finance from 2007 to 2009. Prior to 2007, Mr. Roe was an acquisitions associate for FCCG. He began his career as an investment banking analyst with Piper Jaffray. Mr. Roe attended UC Berkeley, where he earned a Bachelor of Arts in Economics.

Gregg Nettleton has served as the President and Chief Operating Officer, Casual Dining Division since October 2017. Prior to joining our company, Mr. Nettleton served as President and Chief Executive Officer of GBS Enterprises, an international management consulting firm, since 2011. From 2004 to 2006, Mr. Nettleton served as a consultant and Board member Black Angus Steakhouses, LLC. From 2002 to 2004, he served as Chief Marketing officer of International House of Pancakes Inc. and received the award for “Turnaround Chain of the Year” in 2003, and from 2000 to 2001, he served as Interim Chief Marketing Officer of Applebee’s International, Inc. Mr. Nettleton received his B.S. in Management Science from the State University of New York at Geneseo in Geneseo, New York and his M.B.A. in Marketing and Sales from Nova University in Ft. Lauderdale, Florida.

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Edward H. Rensi has served on the board of directors of FAT Brands Inc. since its formation and became Chairman of the Board on October 20, 2017. Mr. Rensi is the retired president and chief executive officer of McDonald’s USA. Prior to his retirement in 1997, Mr. Rensi devoted his entire professional career to McDonald’s, joining the company in 1966 as a “grill man” and part-time manager trainee in Columbus, Ohio. He was promoted to restaurant manager within a year, and went on to hold nearly every position in the restaurant and field offices, including franchise service positions in Columbus, Ohio and Washington, D.C. In 1972, he was named Philadelphia district manager, and later became regional manager and regional vice president. In 1978, he transferred from the field to the company’s home office in Oak Brook, Illinois, as vice president of Operations and Training, where he was responsible for personnel and product development. In 1980, he became executive vice president and chief operations officer, and was appointed senior executive vice president in 1982. Mr. Rensi was promoted to president and chief operating office of McDonald’s USA in 1984. In 1991, he was named chief executive officer. As president and chief executive officer, his responsibilities included overseeing all domestic company-owned and franchisee operations, in addition to providing direction relative to sales, profits, operations and service standards, customer satisfaction, product development, personnel, and training. Mr. Rensi was directly responsible for management of McDonald’s USA, which consisted of eight geographic zones and 40 regional offices. During his 13-year term as president, McDonald’s experienced phenomenal growth. U.S. sales doubled to more than $16 billion, the number of the U.S. restaurants grew from nearly 6,600 to more than 12,000, and the number of U.S. franchisees grew from 1,600 to more than 2,700. Since his retirement, Mr. Rensi has held consulting positions. From January 2014 to July 2015, Mr. Rensi served as director and interim CEO of Famous Dave’s of America, Inc. Mr. Rensi received his B.S. in Business Education from Ohio State University in Columbus, Ohio. Mr. Rensi was selected to our Board of Directors because of his long career in hospitality and restaurant franchising, and because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations and hospitality businesses.

Squire Junger became a member of the board of directors of FAT Brands Inc. on October 20, 2017. Mr. Junger is a co-founder and a managing member of Insight Consulting LLC, a management consulting firm based in the Los Angeles area, providing advice in mergers and acquisitions, corporate divestitures, business integration diagnostics, real estate investment, acquisition, development and construction and litigation support services. Prior to co-founding Insight in 2003 he was a partner at Arthur Andersen LLP, which he joined in 1972. Mr. Junger co-developed and managed the west coast Transaction Advisory Services practice at Andersen, providing comprehensive merger and acquisition consulting services to both financial and strategic buyers and sellers. Mr. Junger is a certified public accountant in California and received Bachelor of Science and M.B.A. degrees from Cornell University. Mr. Junger was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, mergers and acquisitions, and leadership of complex organizations.

James Neuhauser has served on the board of directors of FAT Brands Inc. since its formation. Mr. Neuhauser is a Senior Managing Director in the Private Capital Markets Group of Stifel Nicolas & Company. Mr. Neuhauser is also the Managing Member of Turtlerock Capital, LLC, a company that finances and invests in real estate development projects. He previously worked for FBR & Co. for more than 24 years, including positions as Chief Investment Officer, Head of Investment Banking and Head of the Real Estate and Financial Services groups in Investment Banking through October 2016. He also served as Head of FBR’s Commitment Committee and was a member of the firm’s Executive Committee. Prior to joining FBR, Mr. Neuhauser was a Senior Vice President of Trident Financial Corporation for seven years, where he specialized in managing stock offerings for mutual to stock conversions of thrift institutions. Before joining Trident, he worked in commercial banking with the Bank of New England. Mr. Neuhauser is a CFA charter holder and a member of the Society of Financial Analysts. He received a Bachelor of Arts from Brown University and an M.B.A. from the University of Michigan. Mr. Neuhauser was selected to our Board of Directors because he brings substantial expertise in financial and strategic planning, investment banking complex financial transactions, mergers and acquisitions, and leadership of complex organizations.

Family Relationships

Donald J. Berchtold is the former father-in-law of our Chief Executive Officer, Andrew A. Wiederhorn.

Controlled Company

As long as FCGG owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under NASDAQ Marketplace Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the controlled company exemptions afforded to a controlled company under the NASDAQ Marketplace Rules.

Past Legal Proceedings involving Mr. Wiederhorn

Mr. Wiederhorn, our President/Chief Executive Officer and director, was formerly the founder and Chief Executive Officer of Wilshire Financial Services Group (“WFSG”), founded in 1987, and its affiliate Wilshire Credit Corporation (“WCC”), founded in 1989. In 1998, WFSG’s primary business was acquiring and syndicating interests in portfolios of loans, many of which were non-performing or underperforming. WCC’s primary business was servicing the portfolios of loans for WFSG subsidiaries and others. In addition, Donald J. Berchtold, President and Chief Operating Officer of our Fatburger subsidiary, previously served as senior vice president of WCC.

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In 1998, a crisis in the international debt markets severely affected WFSG’s business and created a cash-flow crisis that required WFSG and WCC to renegotiate borrowing relationships with their lenders, including many Wall Street firms and WFSG and WCC’s primary lender Capital Consultants, Inc. (“CCI”), an investment advisor and money-manager for private individuals and union pensions. In addition to their borrower-lender relationship, on occasion WCC and WFSG would acquire underperforming loans from CCI. In connection with the acquisition of one such loan, with a face value of approximately $3,400,000, WCC required that CCI’s principal personally guarantee repayment. In October 1998, during negotiations to modify their borrowing relationship, CCI’s principal demanded that WCC release him from this personal guaranty as a condition to any re-negotiation. Following consultation and approval of outside corporate counsel, who served both WFSG and WCC, WCC acquiesced in this demand.

In September 2000, CCI was placed in receivership by the SEC and Department of Labor for improper handling of ERISA funds, finding that CCI’s principal’s mismanagement resulted in significant losses to the private individuals and union pension funds CCI was managing. During the subsequent investigation by federal authorities, it was argued by federal authorities that WCC’s release of the loan guarantee given by CCI’s principal was a violation of 18 USC §1954, a federal ERISA statute that prohibits giving an improper benefit to a pension fund advisor. The government further argued that the advice of legal counsel and other professionals, which WCC received at the time, was not a defense to a violation of the statute, and that it was irrelevant that WCC was unaware that it had violated the statute. Because Mr. Wiederhorn was the CEO of WCC, the government viewed him as responsible for WCC’s violation of the statute and thereafter pursued criminal charges against Mr. Wiederhorn for violation of the statute.

In an effort to recover the losses sustained by CCI’s mismanagement of funds, the individuals and union pensions initiated multiple lawsuits against WCC, Mr. Wiederhorn, Mr. Berchtold, and other officers of WCC. These lawsuits asserted allegations against Mr. Wiederhorn, including breach of fiduciary duty under the Employee Retirement Income Security Act of 1974 (“ERISA”), participation in a fiduciary breach under ERISA, knowing participation in a prohibited transaction under ERISA, knowing transfer of assets under ERISA, and other claims. Following a consolidated mediation of the CCI Lawsuits, the claims against most of the defendants and third-party defendants, including Mr. Wiederhorn, were settled for a total of approximately $120,000,000, of which WFSG, WCC, certain of their officers, directors and shareholders, including Mr. Wiederhorn and FCCG, agreed to pay in the aggregate $45,000,000.

In connection with these matters, in 2004 Mr. Wiederhorn pleaded guilty to one count of filing a false tax return and one count of violating 18 USC §1954 by causing WCC to release the loan guarantee given by CCI’s principal, which was an improper benefit to such person. He served a 14-month sentence in 2004-2005 and paid $2.0 million in fines and restitutions. Also, in November 1998, WFSG underwent a pre-packaged bankruptcy (WCC was merged into WFSG as part of the process), from which it emerged in 1999.

Code of Ethics

We have adopted a written code of business ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Corporate Governance section of our website at https://ir.fatbrands.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Board Committees

During 2019, our Board of Directors held four meetings. Each current director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which he serves.

The following table sets forth the three standing committees of our Board, the current members of each committee, and the number of meetings held by our Board of Directors and the committees during 2019:

Director	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edward H. Rensi	Chair	X	X	Chair
James Neuhauser	X	Chair	X	X
Squire Junger	X	X	X	X
Andrew A. Wiederhorn	X	-	-	-
Meetings in 2019:	4	6	1	1

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, the functions of which are described below.

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Audit Committee

The Audit Committee of the Board is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit Committee is comprised of Messrs. Junger, Neuhauser and Rensi, with Mr. Neuhauser serving as the chair. Our board of directors has affirmatively determined that each member of the Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules. In addition, our board of directors has determined that Messrs. Junger and Neuhauser each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Board of Directors adopted a charter for the Audit Committee on October 19, 2017. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

Compensation Committee

The Compensation Committee of the Board is comprised of Messrs. Junger, Neuhauser and Rensi. Our Compensation Committee’s main functions are assisting our Board of Directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt. The Compensation Committee’s responsibilities include the following, among other matters, as required from time to time:

●	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers and the outside directors;
●	conducting a performance review of our Chief Executive Officer;
●	administering the Company’s incentive-compensation plans and equity-based plans as in effect or as adopted from time to time by the Board of Directors;
●	approving any new equity compensation plan or material change to an existing plan where stockholder approval has not been obtained;
●	reviewing our compensation policies; and
●	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a charter for the Compensation Committee on October 19, 2017. A copy of the Compensation Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance committee of the Board is comprised of Messrs. Junger, Neuhauser and Rensi, with Mr. Rensi serving as the chair. The Nominating and Corporate Governance Committee’s responsibilities include the following, among other matters, as required from time to time:

●	identify qualified individuals to serve as members of the Company’s board of directors;
●	review the qualifications and performance of incumbent directors;
●	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company; and
●	review considerations relating to board composition, including size of the board, term, and the criteria for membership on the board.

The Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee on October 19, 2017. A copy of the Compensation Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of the charter on an annual basis.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following summary of the terms and provisions of the Series B Preferred Stock and Warrants does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Designation establishing the Series B Preferred Stock, and the form of Warrant Agency Agreement establishing the terms of the Warrants, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and incorporated by reference herein.

Series B Cumulative Preferred Stock

Authorization. We have authorized a total of 850,000 shares of Series B Preferred Stock. As of the date of this prospectus and prior to the issuance of any shares in this offering, there were issued and outstanding a total of 57,140 shares of Series B Preferred Stock, which were issued by the Company in October 2019.

Dividends. Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per share of Series B Preferred Stock equal to $2.0625 per share each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable monthly in arrears, beginning with the month ending July 31, 2020. To the extent declared by our Board of Directors, dividends will be payable not later than twenty (20) days after the end of each calendar month. Dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

If the Company fails to make a cash dividend payment with respect to twelve (12) or more consecutive or non-consecutive monthly dividends, the dividend rate on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share.

Right to Elect Two Directors Upon Nonpayment. If the Company fails to make a cash dividend payment with respect to eighteen (18) or more consecutive or non-consecutive monthly dividends (a “Dividend Nonpayment”), the holders of the Series B Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until all dividends that are owed have been paid. Under these provisions, the authorized number of directors on our Board of Directors shall, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and holders of shares of Series B Preferred Stock, voting together as a single class, shall be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause the Company to violate the corporate governance requirements of NASDAQ (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that such Preferred Stock Directors may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). In the event of a Dividend Nonpayment, the holders of at least 25% of the shares of Series B Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors; provided, however, to the extent permitted by our bylaws, if the next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of stockholders. The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect Preferred Stock Directors, the holders of record of at least one-third of the then outstanding shares of Series B Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such shares of Series B Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. If and when all accumulated and unpaid dividends on Series B Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock then outstanding when they have the voting rights described in this section. In the event that a Dividend Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Dividend Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series B Preferred Stock then outstanding when they have the voting rights described above; provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause the Company to violate the corporate governance requirements of NASDAQ (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

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Voting Rights. In addition to the voting rights discussed above, so long as any shares of Series B Preferred Stock are outstanding and remain unredeemed, the Company may not, without the vote or consent of the holders of a majority of the Series B Preferred Stock: (i) engage in a merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock, unless shares of Series B Preferred Stock are converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series B Preferred Stock; (ii) amend our Certificate of Incorporation or the Amended and Restated Certificate of Designation establishing the Series B Preferred Stock to materially and adversely affect the rights, preferences or voting power of Series B Preferred Stock; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series B Preferred Stock have not been paid in full in cash.

Call Feature. We may, at our option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium will initially be set at 10% of the $25.00 liquidation preference per share, and will decrease by two percentage points per year on each anniversary of the initial issuance date until it terminates on the five-year anniversary of the initial issuance date (July 16, 2025).

Liquidation Preference of Series B Preferred Stock. If we liquidate, dissolve or wind up, or undergo a “change of control” (as defined below), holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of our Series A Fixed Rate Cumulative Preferred Stock and any other class or series of our capital stock ranking in parity with the Series B Preferred Stock as to liquidation. For purposes of these provisions, a “change of control” shall mean: (i) any sale, lease, or transfer, exclusive license or other dispositions (or series of sales, leases, transfers, exclusive licenses or other dispositions) of all or substantially all of the assets of the Company and its subsidiaries; (ii) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Company or the holders of Common Stock (or other voting stock of the Company) that results in the inability of the beneficial holders of Common Stock (or other voting stock of the Company) immediately prior to such sale, transfer or issuance to designate or elect a majority of the Board of Directors (or its equivalent) of the Company; or (iii) any merger, consolidation, recapitalization or reorganization of the Company with or into another Person (whether or not the Company is the surviving corporation) that results in the inability of the beneficial holders of Common Stock (or other voting stock of the Company) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company; provided, that a “change of control” shall not include a change in the beneficial or record holders of Common Stock or voting rights in the Company resulting or arising from one or more transactions by which the owners of any entity that is a stockholder of the Company directly receive or are issued Common Stock of the Company in lieu of their ownership in such entity, whether upon dissolution, liquidation or reorganization of such entity, or by merger, acquisition or other business combination transaction involving such entity and the Company or any of its subsidiaries.

Ranking. The Series B Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Series A-1 Preferred Stock, Common Stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities; and
●	on a parity with our Series A Preferred Stock, and any other equity securities the terms of which provide that such equity securities will rank without preference or priority over the other.

Exchange Listing. We have applied to list the Series B Preferred Stock on NASDAQ under the symbol “FATBP.” If the application is approved, we expect trading in the Series B Preferred Stock to begin on NASDAQ within 30 days of the original issue date, but cannot provide any assurance that a liquid or established trading market for the Series B Preferred Stock will develop.

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Information Rights. During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series B Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series B Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock. We will mail the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Transfer and Dividend Paying Agent. V Stock Transfer, LLC will act as the transfer and dividend payment agent and registrar in respect of the Series B Preferred Stock.

Warrants

Form. The Warrants will be issued under a Warrant Agency Agreement between us and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”). The material terms and provisions of the Warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of Warrant for a complete description of the terms and conditions applicable to the Warrants.

Exercisability. The Warrants are exercisable beginning on the earlier of (i) one (1) year from the date of issuance or (ii) the consummation of a consolidation, merger or other similar business combination transaction involving the Company (or any of its subsidiaries) and its parent company, Fog Cutter Capital Group Inc. The Warrants will thereafter remain exercisable at any time up to five (5) years from the date of original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock or (ii) round up to the next whole share. The holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. If, at any time during the term of the Warrants, the issuance of shares of our common stock upon exercise of the Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the Warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Failure to Timely Deliver Shares. If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a Warrant by the third trading day after the exercise date as required by the Warrant, and if the investor purchases the shares of our common stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying Warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s option, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the shares of common stock purchased less the exercise price (as described below), or the buy-in price, at which point our obligation to deliver the Warrant (and to issue the underlying common stock) will terminate, (ii) reinstate the portion of the Warrant and equivalent number of Warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (iii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying common stock and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the per share closing price of our common stock on the date of the event giving rise to our obligation to deliver the certificate.

Exercise Price. Each Warrant represents the right to purchase a share of common stock at an exercise price equal to $5.00 per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. We have applied to list the Warrants on NASDAQ under the symbol “FATBW.” If the application is approved, we expect trading in the Warrants to begin on NASDAQ within 30 days of the original issue date, but cannot provide any assurance that a liquid or established trading market for the Warrants will develop. The shares of Common Stock underlying the Warrants are listed for trading on NASDAQ under the symbol “FAT.”

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Governing Law and Jurisdiction. The Warrant Agency Agreement provides that the validity, interpretation, and performance of the Warrants and the Warrant Agency Agreement will be governed by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. In addition, the Warrant Agency Agreement provides that any action, proceeding or claim against the Company arising out of or relating to the Warrants or the Warrant Agency Agreement must be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York. Investors in this offering will be bound by these provisions. However, we do not intend that the foregoing provisions would apply to actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Warrant Agent. VStock Transfer, LLC will act as our Warrant Agent for the Warrants.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF

SERIES B PREFERRED STOCK AND WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership, disposition and conversion of our Series B Preferred Stock, Warrants acquired in this offering and any Common Stock received upon exercise of the Warrants. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Series B Preferred Stock, Common Stock or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our Series B Preferred Stock, Common Stock and Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as financial institutions, brokers or dealers in securities, tax-exempt organizations, pension plans, regulated investment companies, owners that hold our Series B Preferred Stock, Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, insurance companies, controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax, and certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Series B Preferred Stock, Common Stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Series B Preferred Stock, Common Stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Series B Preferred Stock, Common Stock or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our securities.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Series B Preferred Stock, Common Stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Series B Preferred Stock, Common Stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

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Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Allocation of Purchase Price Between our Series B Preferred Stock and Warrants

For U.S. federal income tax purposes, the Series B Preferred Stock and Warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of Series B Preferred Stock and the accompanying Warrants to acquire our Common Stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock and the Warrants included in each unit. The separation of the share of Common Stock and the Warrants included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the Series B Preferred Stock and the Warrants.

Election not to Accept Warrants

This discussion does not address the federal income tax consequences to an opt-out investor of electing not to accept Warrants. Each holder should consult his, her or its own tax advisor regarding the federal income tax consequences of electing not to accept Warrants, including the impact on the holder’s tax basis in its Series B Preferred Stock and Warrants, if any.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Warrant.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Distributions

Distributions paid on our Series B Preferred Stock or Common Stock to a U.S. Holder generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Series B Preferred Stock or Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Series B Preferred Stock or Common Stock as described below under the section titled “—Disposition of Our Series B Preferred Stock, Common Stock or Warrants.”

Certain Adjustments to Warrants

The number of shares of Common Stock issued on the exercise of the Warrants and the exercise price of Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of our Warrants generally will not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Our Series B Preferred Stock, Common Stock or Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of our Series B Preferred Stock, Common Stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Series B Preferred Stock, Common Stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Series B Preferred Stock, Common Stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Series B Preferred Stock, Common Stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

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Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Series B Preferred Stock, Common Stock and Warrants and to the proceeds of a sale or other disposition of Series B Preferred Stock, Common Stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of Common Stock.

The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Series B Preferred Stock and Warrants

As described above under “—U.S. Holders—Certain Adjustments to Warrants,” an adjustment to the terms of the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the terms of the Warrants.

Distributions

Distributions on our Series B Preferred Stock or Common Stock to a Non-U.S. Holder will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” Any distribution (including constructive distributions) on our Series B Preferred Stock or Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

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See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Series B Preferred Stock, Common Stock or Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, conversion or other disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of our Series B Preferred Stock, Common Stock or Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular

●	tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	our Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Series B Preferred Stock, Common Stock or Warrants, if shorter), a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Series B Preferred Stock or Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Series B Preferred Stock, Common Stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Series B Preferred Stock, Common Stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Series B Preferred Stock, Common Stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Series B Preferred Stock, Common Stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

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Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Series B Preferred Stock, Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Series B Preferred Stock, Common Stock and Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Series B Preferred Stock, Common Stock or Warrants, under recently proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Series B Preferred Stock, Common Stock or Warrants.

Federal Estate Tax

Series B Preferred Stock or Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our Series B Preferred Stock, Common Stock and Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Series B Preferred Stock, Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Series B Preferred Stock and Warrants listed next to its name in the following table:

Underwriters	Number of Shares	Number of Warrants
ThinkEquity, a division of Fordham Financial Management, Inc.	360,000	1,800,000

Total	360,000	1,800,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Series B Preferred Stock and Warrants offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Series B Preferred Stock and Warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Series B Preferred Stock and Warrants offered by this prospectus if any such shares of Series B Preferred Stock and Warrants are taken, other than those shares of Series B Preferred Stock and/or Warrants covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to 54,000 additional shares of Series B Preferred Stock at a public offering price of $24.95 per share and/or up to 270,000 additional Warrants at public offering price of $0.01 per warrant, less the underwriting discounts as set forth on the cover page of the registration statement of which this prospectus forms a part, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of the closing of the offering solely to cover sales of shares of Series B Preferred Stock and Warrants by the underwriters in excess of the total number of shares of Series B Preferred Stock and Warrants set forth in the table above. If any of these additional securities are purchased, the underwriters will offer the additional securities on the same terms as those on which the shares are being offered.

Discounts

The underwriters propose initially to offer the shares of Series B Preferred Stock and Warrants to the public at the public offering price set forth on the cover page of the registration statement of which this prospectus forms a part and to dealers at those prices less a concession not in excess of $1.00 per share of Series B Preferred Stock and five Warrants. If all of the shares of Series B Preferred Stock and Warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

		Total
	Per Share and Warrant	Without Over-Allotment	With Over-Allotment
Public offering price	$25.00	$9,000,000	$10,350,000
Underwriting discount (8%)	$2.00	$720,000	828,000
Proceeds, before expenses, to us	$23.00	$8,280,000	$9,522,000

We have paid an expense deposit of $10,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay certain of the representative’s expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $10,000 in the aggregate; (b) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request, not to exceed $3,000; (c) fees and expenses of the Representative’s legal counsel not to exceed $50,000; (d) a $29,500 cost associated with the Underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; and (e) up to $15,000 of the Underwriters’ actual accountable “road show” expenses for the offering, provided that the total amount of reimbursement for the representative’s out of pocket expenses shall not exceed $115,000.

We have also engaged Digital Offering, LLC as a financial advisor to the Company. As compensation for such services, Digital Offering, LLC will be compensated by the representative at the closing of the Offering and will receive (i) twenty-five percent (25%) of the discounts received by the representative of the underwriters in the offering, net of unreimbursed offering expenses and all selling concessions paid, and (ii) twenty-five percent (25%) of the representative’s warrants.

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Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, are approximately $300,000.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the representative as compensation warrants to purchase shares of Series B Preferred Stock and Warrants in an amount equal to 1% of the total number of securities sold in this offering (including that number of securities sold as result of the exercise by the underwriters of their over-allotment option). The representative’s warrants are exercisable at any time and from time to time, in whole or in part, during period commencing 360 days from the effective date of the registration statement of which this prospectus is a part until the five-year anniversary of the effective date, at an exercise price equal to the public offering price set forth on the cover page of the registration statement of which this prospectus forms a part.

The representative’s warrants have been deemed compensation by FINRA and are therefore subject to a 360-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 360 days from the effective date of the registration statement of which this prospectus form a part. In addition, the warrants provide for registration rights upon request, in certain cases. The one demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(iv). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain stockholders, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of three (3) months after the date of this prospectus in the case of our directors, executive officers, the Company and any successor of the Company, and certain stockholders.

Right of First Refusal

Until twelve months from the closing date of this offering, the representative will have an irrevocable right of first refusal, in its sole discretions, to act as sole investment banker, sole book-runner, and/or sole placement agent participation at the representative’s sole discretion, for each and every issuance of Series B Preferred Stock that is underwritten or sold by a broker dealer, other than a Regulation A offering. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus has not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or the FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Series B Preferred Stock offered hereby will be passed upon by Loeb & Loeb LLP, Los Angeles, California. Hunter Taubman Fischer & Li LLC, New York, New York is acting as counsel to the underwriters.

EXPERTS

Squar Milner LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 29, 2019 as set forth in their report, which is incorporated by reference in this prospectus. Hutchinson and Bloodgood LLP, our former independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2018 as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on the reports of Squar Milner LLP and Hutchinson and Bloodgood LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of Series B Preferred Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us, the Series B Preferred Stock and the Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon the closing of this offering, we will be required to file periodic reports, proxy statements, and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

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360,000 shares of 8.25% Series B Cumulative Preferred Stock

(Liquidation Preference $25.00 Per Share)

Warrants to Purchase 1,800,000 Shares of Common Stock

FAT Brands Inc.

PROSPECTUS

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus is July 14, 2020

Through and including August 8, 2020 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our Series B Preferred Stock and Warrants, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.